                                CREDIT AGREEMENT

                           DATED AS OF MARCH 10, 2004

                                      AMONG

                   COVANTA POWER INTERNATIONAL HOLDINGS, INC.

                                       AND

                     EACH OF ITS SUBSIDIARIES PARTY HERETO,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                         DEUTSCHE BANK SECURITIES, INC.
                             AS DOCUMENTATION AGENT

                              BANK OF AMERICA, N.A.
                                       AND
                         DEUTSCHE BANK SECURITIES, INC.
                              AS CO-LEAD ARRANGERS

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                                TABLE OF CONTENTS

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SECTION 1.            DEFINITIONS...............................................................................     1

         1.1      Certain Defined Terms.........................................................................     1

         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement............    30

         1.3      Other Definitional Provisions and Rules of Construction.......................................    30

SECTION 2.            AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................................................    30

         2.1      Commitments; Making of Loans; the Register; Optional Notes....................................    30

         2.2      Interest on the Loans.........................................................................    32

         2.3      Fees..........................................................................................    33

         2.4      Repayments, Prepayments; General Provisions Regarding Payments; Application of Proceeds of
                  Collateral....................................................................................    33

         2.5      Use of Proceeds...............................................................................    36

         2.6      Increased Costs; Taxes; Capital Adequacy......................................................    37

         2.7      Statement of Lenders; Obligation of Lenders to Mitigate.......................................    40

         2.8      Joint and Several Liability; Payment Indemnifications.........................................    41

         2.9      Rights of Subrogation, Contribution, Etc......................................................    41

SECTION 3.            CONDITIONS TO LOANS.......................................................................    42

         3.1      Conditions to Closing Date....................................................................    42

SECTION 4.            COMPANY'S REPRESENTATIONS AND WARRANTIES..................................................    51

         4.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.................    51

         4.2      Authorization of Borrowing, etc...............................................................    52

         4.3      Financial Condition...........................................................................    53

         4.4      No Material Adverse Change; No Restricted Payments............................................    53

         4.5      Title to Properties; Liens; Real Property; Intellectual Property..............................    54

         4.6      Litigation; Adverse Facts.....................................................................    54

         4.7      Payment of Taxes..............................................................................    55

         4.8      Performance of Agreements; Material Contracts.................................................    55

         4.9      Governmental Regulation.......................................................................    55

         4.10     Securities Activities.........................................................................    56

         4.11     Employee Benefit Plans........................................................................    56
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         4.12     Certain Fees..................................................................................    57

         4.13     Environmental Protection......................................................................    57

         4.14     Employee Matters..............................................................................    58

         4.15     Matters Relating to Collateral................................................................    58

         4.16     Disclosure....................................................................................    59

         4.17     Cash Management System........................................................................    60

         4.18     Matters Relating to Loan Parties..............................................................    60

         4.19     Investigation.................................................................................    61

         4.20     Matters Relating to Bankruptcy Proceedings....................................................    61

         4.21     Subordinated Indebtedness.....................................................................    61

         4.22     Reporting to IRS..............................................................................    61

SECTION 5.            COMPANY'S AFFIRMATIVE COVENANTS...........................................................    62

         5.1      Financial Statements and Other Reports........................................................    62

         5.2      Existence, etc................................................................................    67

         5.3      Payment of Taxes and Claims; Tax..............................................................    67

         5.4      Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation Proceeds......    68

         5.5      Inspection Rights; Lender Meeting.............................................................    70

         5.6      Compliance with Laws, etc.....................................................................    70

         5.7      Environmental Matters.........................................................................    70

         5.8      Execution of the Personal Property Collateral Documents After the Closing Date................    72

         5.9      Matters Relating to Real Property Collateral..................................................    73

         5.10     Deposit Accounts; Repatriation of Foreign Cash................................................    73

         5.11     Further Assurances............................................................................    74

         5.12     Most Favored Nations Payments.................................................................    75

SECTION 6.            BORROWERS' NEGATIVE COVENANTS.............................................................    76

         6.1      Indebtedness..................................................................................    76

         6.2      Liens and Related Matters.....................................................................    78

         6.3      Investments; Acquisitions.....................................................................    80

         6.4      Contingent Obligations; Performance Guaranties................................................    81
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         6.5      Restricted Payments...........................................................................    82

         6.6      Financial Covenants...........................................................................    83

         6.7      Restriction on Fundamental Changes; Asset Sales...............................................    84

         6.8      Transactions with Shareholders and Affiliates.................................................    86

         6.9      Restriction on Leases.........................................................................    86

         6.10     [Intentionally Omitted].......................................................................    87

         6.11     Conduct of Business...........................................................................    87

         6.12     Amendments to Related Agreements, Debt Documentation and Organizational Documents.............    87

         6.13     End of Fiscal Years; Fiscal Quarters..........................................................    88

         6.14     Amendment to Pension Plans....................................................................    88

SECTION 7.            EVENTS OF DEFAULT.........................................................................    88

         7.1      Failure to Make Payments When Due.............................................................    88

         7.2      Default in Other Agreements...................................................................    89

         7.3      Breach of Certain Covenants...................................................................    89

         7.4      Breach of Warranty............................................................................    89

         7.5      Other Defaults Under Loan Documents...........................................................    90

         7.6      Involuntary Bankruptcy; Appointment of Receiver, etc..........................................    90

         7.7      Voluntary Bankruptcy; Appointment of Receiver, etc............................................    90

         7.8      Judgments and Attachments.....................................................................    91

         7.9      Dissolution...................................................................................    91

         7.10     Employee Benefit Plans........................................................................    91

         7.11     Material Adverse Effect.......................................................................    91

         7.12     Change in Control.............................................................................    92

         7.13     Invalidity of Intercreditor Agreement; Failure of Security; Repudiation of Obligations........    92

         7.14     Termination of Material Contracts.............................................................    92

         7.15     Default under Existing IPP International Project Guaranties...................................    92

SECTION 8.            ADMINISTRATIVE AGENT......................................................................    93

         8.1      Appointment...................................................................................    93

         8.2      Powers and Duties; General Immunity...........................................................    93
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         8.3      Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.....    95

         8.4      Right to Indemnity............................................................................    95

         8.5      Successor Agents..............................................................................    96

         8.6      Collateral Documents and Intercreditor Agreement..............................................    96

         8.7      Administrative Agent May File Proofs of Claim.................................................    97

SECTION 9.            MISCELLANEOUS.............................................................................    97

         9.1      Successors and Assigns; Assignments and Participations in Loans...............................    97

         9.2      Expenses......................................................................................   101

         9.3      Indemnity.....................................................................................   101

         9.4      Set-Off.......................................................................................   102

         9.5      Ratable Sharing...............................................................................   103

         9.6      Amendments and Waivers........................................................................   104

         9.7      Independence of Covenants.....................................................................   105

         9.8      Notices; Effectiveness of Signatures..........................................................   105

         9.9      Survival of Representations, Warranties and Agreements........................................   106

         9.10     Failure or Indulgence Not Waiver; Remedies Cumulative.........................................   106

         9.11     Marshalling; Payments Set Aside...............................................................   106

         9.12     Severability..................................................................................   107

         9.13     Obligations Several; Independent Nature of Lenders' Rights; Damage Waiver.....................   107

         9.14     Release of Security Interest..................................................................   107

         9.15     Headings......................................................................................   108

         9.16     Applicable Law................................................................................   108

         9.17     Construction of Agreement.....................................................................   108

         9.18     Consent to Jurisdiction and Service of Process................................................   108

         9.19     Waiver of Jury Trial..........................................................................   109

         9.20     Confidentiality...............................................................................   110

         9.21     Release of Parties; Waivers...................................................................   110

         9.22     No Fiduciary Duty.............................................................................   111

         9.23     Counterparts; Effectiveness...................................................................   111
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         9.24     No Third Party Beneficiaries..................................................................   112

         9.25     Disbursing Agents; Non-Confirming Holders.....................................................   112
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                                      -v-

EXHIBITS

    I.     FORM OF NOTE

   II.     FORM OF COMPLIANCE CERTIFICATE

  III.     FORM OF ASSIGNMENT AGREEMENT

   IV.     [INTENTIONALLY OMITTED]

    V.     [INTENTIONALLY OMITTED]

   VI.     FORM OF OPINIONS OF LOAN PARTIES' COUNSEL

  VII.     FORM OF SECURITY AGREEMENT

 VIII.     FORM OF CEA STOCK PLEDGE AGREEMENT

   IX.     FORM OF INTERCREDITOR AGREEMENT

    X.     FORM OF MORTGAGE

   XI.     FORM OF LENDER ACKNOWLEDGMENT

SCHEDULES

 1.1A              PRINCIPAL LEASE, SERVICE AND OPERATING AGREEMENTS

 1.1B              BUDGET

 2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES

 3.1C              CORPORATE STRUCTURE

 3.1P              CASH MANAGEMENT SYSTEM

 4.1               COMPANY AND SUBSIDIARIES

 4.5B              REAL PROPERTY

 4.5C              INTELLECTUAL PROPERTY

 4.6               LITIGATION

 4.8A              CERTAIN ALLEGED DEFAULTS

 4.8C              MATERIAL CONTRACTS

 4.11              MATTERS RELATING TO EMPLOYEE BENEFIT PLANS

 4.13              ENVIRONMENTAL MATTERS

 4.14              EMPLOYEE MATTERS (BATAAN)

 6.1(v)            CERTAIN EXISTING INDEBTEDNESS

 6.2               CERTAIN EXISTING LIENS

 6.3(v)            CERTAIN EXISTING INVESTMENTS

 6.4(iii)          CERTAIN EXISTING CONTINGENT OBLIGATIONS

 6.6E              STIPULATED ADJUSTED EBITDA

 6.8               CERTAIN TRANSACTIONS WITH AFFILIATES

                   COVANTA POWER INTERNATIONAL HOLDINGS, INC.

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of March 10, 2004 and entered into by and among COVANTA POWER INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("COMPANY" or "CPIH"); EACH OF COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF (each such Subsidiary and Company individually referred to herein as a "BORROWER" and, collectively (this and other capitalized terms used in the recitals hereto without definition being used as defined in subsection 1.1), on a joint and several basis, as "BORROWERS"); THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HEREOF AS LENDERS (each individually referred to herein as a "LENDER" and collectively as "LENDERS"); DEUTSCHE BANK SECURITIES, INC. ("DEUTSCHE BANK"), as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT"); and BANK OF AMERICA, N.A. ("BANK OF AMERICA"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

                  WHEREAS, on April 1, 2002 (the "PETITION DATE"), Covanta Energy Corporation, a Delaware corporation ("COVANTA"), and certain of its Domestic Subsidiaries, including Borrowers (collectively, the "DEBTORS"), filed voluntary petitions for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (such proceedings being jointly administered under Case Nos. 02-40826 through 02-40949, 02-16322, 03-13679 through 03-13685, and 03-13687 through 03-13709 are hereinafter referred to as the "CHAPTER 11 CASES"), and each Borrower has operated its businesses and managed its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, the Debtors have proposed, their creditors have approved, and the Bankruptcy Court has confirmed, the Plan of Reorganization;

                  WHEREAS, pursuant to the Plan of Reorganization, certain outstanding pre-Petition Date secured indebtedness shall be refinanced in full under this Agreement with Loans deemed made hereunder;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:

SECTION 1         DEFINITIONS

         1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ADDITIONAL INTEREST LOANS" has the meaning assigned to that term in subsection 2.2B.

                  "ADJUSTED EBITDA" means, for any period, (i) without duplication, the aggregate amount derived by combining the amounts for such period of (a) "Operating income (loss)", plus (b) Net Depreciation and Amortization Expense, minus (ii) the amount (expressed as a positive number) for such period of "Minority interests", as each such line item referred to in clause (i)(a) and clause (ii) is reflected in Company's consolidated statement of income prepared in conformity with GAAP and reported in a manner consistent with Company's reporting of such amount in its quarterly or annual report (as the case may be) on Form 10Q or 10K, respectively, prior to the Closing Date, whether such line items are so titled or otherwise titled.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.5.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person (other than exclusively as a result of such Person's role as a senior executive of that Person or a Project manager or operator), whether through the ownership of voting securities or by contract or otherwise.

                  "AGENTS" means Administrative Agent and Documentation Agent, and "AGENT" means either one of them.

                  "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 9.5.

                  "AGREEMENT" means this Credit Agreement dated as of March 10, 2004, as it may be amended, restated, supplemented or otherwise modified from time to time.

                  "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "APPROVED PLAN OF REORGANIZATION" has the meaning assigned to that term in subsection 3.1E.

                  "ASSET SALE" means (A) the sale by CEA of any of the Capital Stock of Company to any Person or (B) the sale by Company or any of its Subsidiaries to any Person of (i) any of the Capital Stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $250,000 or less and the aggregate value of all such other assets since the Closing Date is equal to $1,000,000 or less, in each case so long as not less than 90% of the consideration received for such assets shall be cash); provided, however, that Asset Sales shall not include (1) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof (provided, that sales and discounts of not more than $2,000,000 in face value of accounts receivable may be excluded from Asset Sales pursuant to this clause (1), and the sole consideration received in connection with any such sale of accounts receivable shall be cash), (2) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 120 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged (provided, that any cash received in connection with any such sale or exchange that is not expended as part of such sale or exchange to obtain such replacement items of equipment, to the extent in excess of the amounts set forth in clause (b) of this definition, shall be deemed cash proceeds of an Asset Sale), (3) disposals of obsolete, worn out or surplus property in the ordinary course of business (provided, that not less than 75% of the consideration, if any, received in connection with any such disposal shall be cash, and any such cash received, to the extent in excess of the amounts set forth in clause (b) of this definition, shall be deemed cash proceeds of an Asset Sale), (4) any discount or compromise of notes or accounts receivable for less than the face value thereof, to the extent Company deems necessary in order to resolve disputes that occur in the ordinary course of business, or (5) any sale of shares in the Madurai Project Entity permitted under subsection 6.7(vi).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit III annexed hereto.

                  "ASSUMPTIONS" has the meaning assigned to that term in subsection 4.11D.

                  "AVAILABLE CASH" has the meaning given to that term in subsection 2.4(A)(ii).

                  "BANK OF AMERICA" has the meaning assigned to that term in the introduction to this Agreement.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York and any other court properly exercising jurisdiction over any relevant Chapter 11 Case.

                  "BORROWERS" has the meaning assigned to that term in the introduction to this Agreement.

                  "BUDGET" means (i) with respect to Fiscal Year 2004, the budget delivered by Company to Lenders on or prior to the Closing Date pursuant to subsection 3.1G, setting forth projected cash receipts and expenditures for Company and its Subsidiaries for each calendar month and each Fiscal Quarter from the Closing Date through December 31, 2004, and projected net cash flows for Company and its Subsidiaries for each Fiscal Year thereafter through December 31, 2007, as such budget may be supplemented pursuant to subsection 5.1(i), and (ii) with respect to each Fiscal Year after 2004, the budget delivered by Company to Lenders pursuant to subsection 5.1(xvi), setting forth projected cash receipts and expenditures for

Company and its Subsidiaries for each calendar month and Fiscal Quarter during such Fiscal Year and projected net cash flows for Company and its Subsidiaries for each Fiscal Year thereafter through December 31, 2007, as such budget may be supplemented pursuant to subsection 5.1(i).

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the State of Texas or the State of California or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.

                  "CANADIAN LENDERS" means Non-US Lenders, if any, that are (i) Lenders on the Closing Date in addition to being Canadian Loss Sharing Lenders (as defined in the Existing Intercreditor Agreement) immediately prior to the Closing Date or (ii) Non-US Lenders domiciled in Canada that (a) hold Loan Exposure originally held on the Closing Date by one or more Non-US Lenders referred to in clause (i) and (b) received such Loan Exposure directly from another Canadian Lender. Each reference herein to Canadian Lenders shall be a reference to such Persons solely with respect to Commitments and Loan Exposure held by such Canadian Lenders on the Closing Date.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

                  "CASH MANAGEMENT SYSTEM" means the cash management system of Company and its Subsidiaries in the United States described in Schedule 3.1P annexed hereto, as such Cash Management System may be modified pursuant to subsection 5.10.

                  "CASH ON HAND" means, as of any date of determination, the aggregate amounts on deposit in the Cash Management System in the United States as of the close of business on the preceding Business Day.

                  "CEA" means Covanta Energy Americas, Inc., a Delaware corporation.

                  "CEA STOCK PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by CEA on the Closing Date, substantially in the form of
Exhibit VIII annexed hereto (it being understood that such Pledge Agreement shall contain a covenant requiring CEA to pay to Collateral Agent any proceeds received by it from or in connection with the sale of any of the common stock of Company to any Person), as such Pledge Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

                  "CHANGE IN CONTROL" means the occurrence of any one or more of the following: (i) DHC shall cease to own, directly, 80% or more of the outstanding Capital Stock of Covanta;

(ii) Covanta shall cease to own, directly or indirectly, 100% of the outstanding Capital Stock of CEA; (iii) CEA shall cease to own, directly, 100% of the outstanding common stock of Company; or (iv) the occurrence of a change in the composition of the Governing Body of Company such that less than one of the members of such Governing Body is a Continuing Member.

                  "CHAPTER 11 CASES" has the meaning assigned to that term in the recitals to this Agreement.

                  "CLOSING DATE" means the date on which each of the conditions described in subsection 3.1 have been satisfied or waived by Agents and Requisite Lenders (or such other Lenders as may be required under subsection 9.6).

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents, as security for the Obligations.

                  "COLLATERAL AGENT" means Bank of America, in its capacity as Collateral Agent under the Intercreditor Agreement and the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the CEA Stock Pledge Agreement, the Foreign Pledge Agreements, the Control Agreements, the Mortgages and all other instruments or documents (pursuant to which a Lien to secure all or any portion of the Obligations is purported or intended to be created, granted, evidenced or perfected) delivered from time to time by any Loan Party pursuant to this Agreement or any of the other Loan Documents, as such instruments and documents may be amended, restated, supplemented or otherwise modified from time to time.

                  "COMMITMENT" means the commitment of a Lender to convert certain outstanding pre-Petition Date secured claims into Loans pursuant to subsection 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the aggregate. The original amount of each Lender's Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Commitments is $90,000,000; provided, however, that the Commitment of each Lender shall be increased by the amount of any Loan deemed made by it on or after the Closing Date pursuant to subsection 2.1A(ii); and provided further, however, that the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 9.1B.

                  "COMMODITIES AGREEMENT" means any long-term or forward purchase contract or option contract to buy, sell or exchange commodities or similar agreement or arrangement to which Company or any of its Subsidiaries is a party unless, under the terms of such contract, option contract agreement or arrangement Company expects to make or take delivery of the commodities which are the subject thereof.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPETITOR" means any Person (and its Affiliates) primarily engaged in the business of (i) the generation and sale of electricity or (ii) municipal waste management.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit II annexed hereto.

                  "CONFIRMATION ORDER" means the Findings of Fact, Conclusions of Law and Order under 11 U.S.C. Section 1129 and Rule 3020 of the Federal Rules of Bankruptcy Procedure Confirming Debtors' Second Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code entered by the Bankruptcy Court on March 5, 2004 in the Chapter 11 Cases, without modification, revision or amendment.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period to the extent paid or payable in cash.

                  "CONSOLIDATED FACILITIES CAPITAL EXPENDITURES" means, for any period, the aggregate of all cash expenditures by Company and its Subsidiaries during that period that, in conformity with GAAP, would be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries for that or any other period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, (i) total interest expense, net of interest income, of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries to the extent such Indebtedness is or is required to be reflected on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP, but excluding any Indebtedness consisting of Non Recourse Debt, and (ii) to the extent not included in the calculation of the amount described in clause (i), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, from clauses (i) and (ii) any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

                  "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (a) Total Debt as at such date to (b) Adjusted EBITDA for the four-Fiscal Quarter period most recently ended prior to such date.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount (if stated) of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or, if the amount of any Contingent Obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Company in good faith based upon reasonable assumptions. No obligations under Performance Guaranties shall constitute Contingent Obligations.

                  "CONTINUING MEMBER" means, as of any date of determination, any member of the Governing Body of Company who (i) is the member of the Governing Body on the Closing Date that was acceptable to Agents as indicated to Company by Agents, or (ii) if the Person referred to in clause (i) is no longer a member of the Governing Body of Company, is acceptable to Agents and Requisite Lenders as indicated to Company by Agents and Requisite Lenders.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTROL AGREEMENT" means an agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges Collateral Agent's security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by Collateral Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "CORPORATE SERVICES REIMBURSEMENT AGREEMENT" means the corporate services reimbursement agreement entered into by DHC and Covanta on the Closing Date, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "COVANTA" has the meaning assigned to such term in the recitals to this Agreement.

                  "CPIH" has the meaning assigned to that term in the introduction to this Agreement.

                  "CPIH REVOLVER AVAILABILITY" means, as at any date of determination, the sum of (i) the CPIH Revolver Loan Commitments of all CPIH Revolver Lenders minus (ii) the aggregate principal amount of all CPIH Revolving Loans.

                  "CPIH REVOLVER CREDIT AGREEMENT" means (i) that certain credit agreement dated as of the date hereof by and among Borrowers, as borrowers, and the Investor Parties and the other financial institutions listed on the signature pages thereof, as lenders, and (ii) any credit agreement entered into by Borrowers to refinance, replace, renew or extend, in whole or in part, the credit agreement referenced in clause (i) and the Indebtedness thereunder (provided, that (a) the terms of such credit agreement and such Indebtedness as so refinanced, replaced, renewed or extended shall not be more disadvantageous to Company and its Subsidiaries and the Lenders (in a manner deemed material by Agents or Requisite Lenders so notifying Agents or Company) than the CPIH Revolver Credit Agreement in effect on the Closing Date, (b) the aggregate amount of Indebtedness outstanding, and additional commitments to extend credit, if any, under the CPIH Revolver Credit Agreement as refinanced, replaced, renewed or extended, shall not exceed the aggregate amount of the commitments to extend credit in effect under the CPIH Revolver Credit Agreement on the Closing Date, (c) the obligations under (and the Liens securing) such credit agreement as refinanced, replaced, renewed or extended shall be subject to the Intercreditor Agreement on terms substantively identical to the terms applicable to the obligations in effect under the CPIH Revolver Credit Agreement on the Closing Date, and (d) Company shall provide to Agents reasonable prior advance written notice of such proposed refinancing, replacement, renewal or extension and copies of all material contracts or other agreements being entered into in connection therewith), in the case of clause (i) or (ii) as such credit agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.12.

                  "CPIH REVOLVER DOCUMENTS" means the "Loan Documents" as defined in the CPIH Revolver Credit Agreement.

                  "CPIH REVOLVER LENDERS" means the "Lenders" as defined in the CPIH Revolver Credit Agreement.

                  "CPIH REVOLVER LOAN COMMITMENT" means, as at any date of determination, the commitment of a CPIH Revolver Lender to make CPIH Revolver Loans to Borrowers pursuant to subsection 2.1A of the CPIH Revolver Credit Agreement.

                  "CPIH REVOLVER LOAN EXPOSURE" means, with respect to any CPIH Revolver Lender as of any date of determination (i) prior to the termination of the CPIH Revolver Loan Commitments, that CPIH Revolver Lender's CPIH Revolver Loan Commitment, and (ii) after the termination of the CPIH Revolver Loan Commitments, the aggregate outstanding principal amount of the CPIH Revolver Loans of that CPIH Revolver Lender.

                  "CPIH REVOLVER LOANS" means the loans made (or deemed made) by CPIH Revolver Lenders to Borrowers pursuant to subsection 2.1A of the CPIH Revolver Credit Agreement.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, or option contract to buy, sell or exchange currencies or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "D.E. SHAW" means D.E. Shaw Laminar Portfolios, L.L.C. a Delaware limited liability company.

                  "DEBTORS" has the meaning assigned to that term in the recitals to this Agreement.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                  "DETROIT L/Cs" means the letters of credit issued under the Detroit L/C Credit Agreement on the Closing Date.

                  "DETROIT L/C CREDIT AGREEMENT" means (i) that certain credit agreement dated as of the date hereof by and among Domestic Borrowers, as borrowers, the Detroit L/C Lenders, as lenders, and Bank of America and Deutsche Bank, as agents for such lenders, and (ii) any credit agreement entered into by Domestic Borrowers to refinance, replace, renew or extend in whole or in part, the credit agreement referenced in clause (i) and the Indebtedness and letters of credit issued thereunder as permitted pursuant to the New L/C Facility Agreement, in each case as such credit agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "DETROIT L/C LENDERS" means the "Lenders" under and as defined in the Detroit L/C Credit Agreement.

                  "DEUTSCHE BANK" has the meaning assigned to that term in the introduction to this Agreement.

                  "DHC" means Danielson Holding Corporation, a Delaware corporation.

                  "DIP AGENTS" means the Persons identified as "Agents" under the DIP Credit Agreement, in their capacities as agents for DIP Lenders under the DIP Credit Agreement.

                  "DIP CREDIT AGREEMENT" means that certain Debtor-In-Possession Credit Agreement dated as April 1, 2002, by and among Covanta and certain of its Subsidiaries, as debtors and debtors-in-possession, the financial institutions listed on the signature pages thereof, as lenders, and Bank of America and Deutsche Bank, as agents for such lenders, as such agreement is in effect immediately prior to the Closing Date.

                  "DIP CREDIT DOCUMENTS" means the "Loan Documents" as defined in the DIP Credit Agreement.

                  "DIP LENDER" means each of the "Lenders" under the DIP Credit Agreement on the Closing Date, in its capacity as a lender under the DIP Credit Agreement.

                  "DISTRIBUTABLE CASH" has the meaning assigned to that term in subsection 3.1T.

                  "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Documentation Agent appointed pursuant to subsection 8.5.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States.

                  "DOMESTIC BORROWERS" means Covanta and the Subsidiaries thereof party from time to time to the Detroit L/C Credit Agreement and New L/C Facility Agreement.

                  "DOMESTIC CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 30 days after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 30 days after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than 30 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 30 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and
(ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) such other securities as Company and Agents may agree on from time to time.

                  "DOMESTIC LOAN DOCUMENTS" means the "Credit Documents" as defined in each of the Detroit L/C Credit Agreement and New L/C Facility Agreement.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of any Borrower that is incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia.

                  "ELIGIBLE ASSIGNEE" means (i) any Person that is (a) a commercial bank organized under the laws of the United States or any state thereof, (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, (c) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, or (d) any other financial institution that extends credit or buys loans (or other evidences of debt) as one of its businesses; (ii) any Person that is a Lender at the time of the relevant assignment; or (iii) any other Person designated as an Eligible Assignee pursuant to the prior written consent of Agents in their sole discretion; provided that neither Company nor any Affiliate of Company nor any Competitor shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "EMPLOYMENT AGREEMENTS" means those employment agreements entered into on the Closing Date by Company with such Persons as Agents shall approve prior to the Closing Date, in each case providing for the exclusive employment of such Persons by Company and its Subsidiaries, in the form provided to Agents pursuant to subsection 3.1C on or prior to the Closing Date.

                  "ENFORCING LENDERS" has the meaning assigned to that term in subsection 9.5B.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, or (ii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation) that would reasonably be expected to have a Material Adverse Effect; (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the imposition of a Lien on the property of Company or any of its Subsidiaries pursuant to Section 412(n) of the Internal Revenue Code, except any such failure or imposition attributable to an error made in good faith which results in the imposition of liability or a Lien on Company and its Subsidiaries and their respective ERISA Affiliates of an immaterial amount, so long as such error, failure and imposition are promptly corrected after discovery of such error by Company or any of its Subsidiaries, or the failure to make by its due date a required installment of a material amount under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution of a material amount to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in material current liability of Company or any of its Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of material current liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected that Company or any of its Subsidiaries will incur material liability therefor (in excess of the contribution that would otherwise have been due absent such withdrawal), or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan if such assertion or the liability with respect thereto would reasonably be expected to have a Material Adverse Effect; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, in either case if such failure would reasonably be expected to have a Material Adverse Effect; or (x) the imposition of a Lien on the property of Company or any of its Subsidiaries pursuant to Section 401(a)(29) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" has the meaning assigned to that term in
Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING DETROIT L/Cs" means, collectively, (i) Irrevocable Standby Letter of Credit Number SBY501806 issued by UBS Bank, in the available amount of $96,731,392.81 as of the Closing Date, for the benefit of PMCC Leasing Corporation and Resource Recovery Business Trust - A, and (ii) Irrevocable Standby Letter of Credit Number SBY501835 issued by UBS Bank, in the available amount of $41,460,161.38 as of the Closing Date for the benefit of Aircraft Services Corporation and Resource Recovery Business Trust - B.

                  "EXISTING INTERCREDITOR AGREEMENT" means the "Intercreditor Agreement" as defined in the DIP Credit Agreement on the Closing Date, as such "Intercreditor Agreement" is in effect on the Closing Date.

                  "EXISTING IPP INTERNATIONAL PROJECT GUARANTIES" means, collectively, (i) the existing guaranty by Covanta Energy Group of the obligations of certain Subsidiaries of Company under certain agreements relating to the Haripur Project, the Samalpatti Project and the Trezzo Project, (ii) the existing guaranty by Covanta Projects, Inc. of the obligations of certain Subsidiaries of Company under certain agreements relating to the Quezon Project, and (iii) the existing guaranty by Covanta of certain Subsidiaries of Company under certain agreements relating to the Balaji/Madurai Project and the LICA Project, as each such guaranty may be amended, restated, supplemented or otherwise modified to the extent permitted hereunder.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Borrower or any of its Subsidiaries, by any of their respective predecessors or by any Person who is an Affiliate of Borrower or any of its Subsidiaries prior to the Closing Date.

                  "FIFRA" means the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsections 6.2A(iii) through (vi)) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 6.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31st of each calendar year.

                  "FLOOD HAZARD PROPERTY" means any real property that is subject to a Mortgage and is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN CASH EQUIVALENTS" means, as at any date of determination, (i) securities issued or directly and fully guaranteed by the government of the country within which an Investment by Company or any of its Subsidiaries has been or is being made and (ii) time deposits and certificates of deposit of commercial banks having offices in such country, in each case with a long term unsecured debt rating of at least equal to (a) the rating of the relevant government, in the event that such government is rated below investment grade by either Moody's or S&P, or when there is no Moody's or S&P rating of such government, (b) investment grade in the event that the relevant government is rated above investment grade by either Moody's or S&P, or
(c) "A" or better to the extent that the relevant government is rated better than "A" by either Moody's or S&P, and (iii) such other securities as Company and Administrative Agent may agree on from time to time.

                  "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 5.8 by Company or any Domestic Subsidiary that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Collateral Agent, as such Foreign Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of any Borrower that is not a Domestic Subsidiary.

                  "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at 901 Main St., 14th Floor, Mc: TX1-492-14-11, Dallas, Texas 75202 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

                  "FUNDING BORROWER" has the meaning assigned to that term in subsection 2.8C.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, accounting principles generally accepted in the United States set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by the American Institute of Certified Public Accountants.

                  "GEOTHERMAL SALE" means (i) the sale or other disposition by Covanta and its Subsidiaries of all or substantially all of their respective (1) Capital Stock in Heber Geothermal Company, Heber Field Company and Second Imperial Geothermal Company, L.P., and (2) Capital Stock in non-debtor Affiliate Mammoth-Pacific L.P., which entities own or lease geothermal plants and facilities in California (the "GEOTHERMAL BUSINESS"), and (ii) the assumption and/or assignment by Covanta and its Subsidiaries of certain contracts related to the Geothermal Business, in the case of both clauses (i) and (ii) occurring prior to or concurrently with the consummation of the Plan of Reorganization.

                  "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

                  "GROSS RECEIPTS" means, in respect of any Asset Sale, the total cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale minus any repayment of debt related to the assets sold in such Asset Sale which is made in connection therewith and is not prohibited under this Agreement.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of (a) "hazardous wastes" or "mixed wastes" as defined in RCRA or in any other Environmental Law;
(b) "hazardous substances", "pollutants" or "contaminants" as defined in CERCLA or in any other Environmental Law; (c) "chemical substances" or "mixtures" as defined in TSCA or any other substance which is tested pursuant to TSCA or any other Environmental Law, or the manufacture, processing, distribution, use or disposal of which is regulated or prohibited pursuant to TSCA or any other Environmental Law, including without limitation polychlorinated biphenyls and electrical equipment which contains any oil or dielectric fluid containing regulated concentrations of polychlorinated biphenyls; (d) "insecticides", "fungicides", "pesticides" or "rodenticides" as defined in FIFRA or any other Environmental Law; or (e) "infectious waste" or "biohazardous waste" as defined in any Environmental Law; (ii) asbestos or any asbestos-containing materials;
(iii) urea formaldehyde foam insulation; (iv) any oil, petroleum, petroleum fraction or petroleum derived substance; (v) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (vi) any flammable substances or explosives; (vii) any radioactive materials; and (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means (i) an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively, or (ii) a forward agreement or arrangement designed to hedge against fluctuation in electricity rates pertaining to electricity produced by a Project so long as the contractual arrangements relating to such Project contemplate that Company or its Subsidiaries shall deliver such electricity to third parties.

                  "HIGH YIELD INDENTURE" means (i) the indenture pursuant to which the High Yield Notes are issued and (ii) any replacement indenture entered into in connection with a refinancing, renewal, replacement or extension of the High Yield Notes permitted under the Detroit L/C Credit Agreement and New L/C Facility Agreement, in each case as such indenture or replacement indenture may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the Detroit L/C Credit Agreement.

                  "HIGH YIELD NOTES" means (i) the $230,000,000 in aggregate principal amount at maturity of 8.25% Senior Notes due 2010 of Covanta issued pursuant to the High Yield Indenture, and (ii) any Indebtedness incurred to refinance, renew, replace or extend the High Yield Notes permitted to be incurred under the Detroit L/C Credit Agreement; provided, that the initial principal amount (and issue price) of such High Yield Notes on the Closing Date shall be $205,000,000.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services received by such Person (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a promissory note or similar written instrument, but excluding in either case current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, (v) Synthetic Lease Obligations, and
(vi) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Any obligations under Interest Rate Agreements and Currency Agreements (and Hedge Agreements that protect against fluctuation in electricity rates) constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the Indebtedness of such partnership or joint venture is expressly Non Recourse Debt of such partnership or joint venture.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 9.3.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

                  "INSURANCE PREMIUM FINANCERS" means Persons who are non-Affiliates of Company that advance insurance premiums for Company and its Subsidiaries pursuant to Insurance Premium Financing Arrangements.

                  "INSURANCE PREMIUM FINANCING ARRANGEMENTS" means, collectively, such agreements as Company and its Subsidiaries shall enter into after the Closing Date with Insurance Premium Financers pursuant to which such Insurance Premium Financers shall advance insurance premiums for Company and its Subsidiaries. Such Insurance Premium

Financing Arrangements (i) shall provide for the benefit of such Insurance Premium Financers a security interest in no property of Company or any of its Subsidiaries other than gross unearned premiums for the insurance policies, (ii) shall not purport to prohibit any portion of the Liens created in favor of Collateral Agent (for the benefit of Secured Parties) pursuant to the Collateral Documents, and (iii) shall not contain any provision or contemplate any transaction prohibited by this Agreement and shall otherwise be in form and substance reasonably satisfactory to Agents.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Borrowers and their Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrowers and their Subsidiaries, taken as a whole.

                  "INTERCOMPANY MASTER NOTE" means a promissory note evidencing Indebtedness of Company and each of its Subsidiaries which (a) to the extent the Indebtedness evidenced thereby is owed to any Borrower, is pledged pursuant to the Collateral Documents, and (b) to the extent the Indebtedness evidenced thereby is owed by a Subsidiary of Company, is senior Indebtedness of such Subsidiary (except to the extent that requiring such Indebtedness to be senior would breach a contractual obligation binding on such Subsidiary), except that any such Indebtedness owed by any Borrower to any Subsidiary which is not a Borrower shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of such note.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement executed and delivered on the Closing Date by Borrowers, CEA, Lenders, Agents, Collateral Agent, CPIH Revolver Lenders, the agents under the CPIH Revolver Documents, in the form of Exhibit IX annexed hereto, as it may thereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means the last Business Day of each month, commencing on the first such date to occur after the Closing Date.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which any Borrower or any of Subsidiary of any Borrower is a party.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales or services to that other Person in the ordinary course of business, (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements, or (v) Commodities Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. No account receivable owed by a Person to Company or any of its Subsidiaries that on the relevant date of determination constitutes a current asset and arose from sales or services to such Person in the ordinary course of business shall constitute an Investment on such date.

                  "INVESTOR PARTIES" means D.E. Shaw, SZ Investments, LLC, a Delaware limited liability company, and Third Avenue Trust, on behalf of the Third Avenue Value Fund Series.

                  "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral.

                  "IPP INTERNATIONAL BUSINESS" means the assets and operations of the business of Covanta and its Subsidiaries referred to by Covanta as the "IPP International business" prior to the Closing Date, including the Haripur Project, the Samalpatti Project, the Trezzo Project, the Quezon Project, the Balaji/Madurai Project, the Linasa Project, the Don Pedro Project, the Rio Volcan Project, the Bataan Project, the Magellan Project, the Linan Project, the Huantai Project, the Yanjiang Project and the Island Power Project.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Borrower as lessee under any lease of real property.

                  "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1 or subsection 9.25.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Loans made or deemed made by Lenders pursuant to subsection 2.1A and any Additional Interest Loan made pursuant to subsection 2.2B.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the Intercreditor Agreement and all amendments, waivers and consents relating thereto.

                  "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the aggregate outstanding principal amount of the Loan of that Lender.

                  "LOAN PARTY" means each Borrower and CEA, and "LOAN PARTIES" means all such Persons, collectively.

                  "MADURAI PROJECT ENTITY" has the meaning assigned to that term in subsection 6.7(vi).

                  "MAGELLAN SUBSIDIARY" means Magellan Cogeneration, Inc., a Philippines corporation.

                  "MANAGEMENT SERVICES AND REIMBURSEMENT AGREEMENT" means the management services and reimbursement agreement entered into by Company, Covanta and certain of their respective Subsidiaries on the Closing Date, in form and substance satisfactory to the Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted thereunder and under subsection 6.12.

                  "MANDATORY PAYMENT" means any amount described in subsections 2.4A(ii)(a)-(e) to be applied as a prepayment of the Loans and/or the CPIH Revolver Loans and/or a permanent reduction of the CPIH Revolver Commitments, as determined pursuant to subsection 2.4A.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers, taken as a whole, or Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of Loan Parties taken as a whole to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means (i) the principal service or operating agreement, if any, with respect to each waste-to-energy Project and the principal power sales agreement, if any, with respect to each independent power plant Project to which Company or any of its Subsidiaries is a party, each of which is in existence as of the Closing Date and is described on Schedule 1.1A annexed hereto, and (ii) any other contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

                  "MATERIAL SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person now existing or hereafter acquired or formed by such Person which, on a consolidated basis for such Subsidiary and all of its Subsidiaries, (i) for the most recent fiscal year of such Person accounted for more than 1% of the consolidated revenues of such Person and its Subsidiaries,
(ii) as at the end of such fiscal year, was the owner of more than 1% of the consolidated assets of such Person and its Subsidiaries, or (iii) is capitalized with more than $500,000 of equity.

                  "MATURITY DATE" means March 10, 2007.

                  "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit X annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of any real property or Material Leasehold Property that is the subject of subsection 5.9, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, in either case as such security instrument or amendment may be amended, restated, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments collectively, whether executed as of or subsequent to the Closing Date.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Gross Receipts received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable prior to the earlier of (a) the date which is eighteen months from the date of such Asset Sale and (b) the Maturity Date as a result of any gain recognized in connection with such Asset Sale, (ii) additional Taxes actually payable upon the closing of such Asset Sale (including any transfer Taxes or Taxes on gross receipts), (iii) actual, reasonable and documented out-of-pocket fees and expenses (including reasonable legal fees, reasonable fees to advisors and severance costs that are due (pursuant to a Contractual Obligation, or written employment policy applicable to terminated employees generally, of Company or any of its Subsidiaries in effect prior to such Asset Sale or pursuant to applicable law) and payable immediately upon consummation of such Asset Sale to employees of Company and its Subsidiaries that are terminated as a result thereof) paid to Persons other than Company and its Subsidiaries and their respective Affiliates in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale), and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Loans) that is (x) secured by a valid, enforceable and perfected Lien on the stock or assets in question that is permitted under subsection 6.2 and (y) required to be repaid under the terms of such Indebtedness as a result of such Asset Sale (without duplication of amounts deducted in calculating the Gross Receipts from such Asset Sale) and is permitted to be paid under the Loan Documents.

                  "NET DEPRECIATION AND AMORTIZATION EXPENSE" means, for any period, the sum (expressed as a positive number) of (i) "Depreciation" for such period plus (ii) "Amortization" for such period, as each such line item referred to in clauses (i) and (ii) is reflected in Company's consolidated statement of cash flows prepared in conformity with GAAP and reported in a manner consistent with Company's reporting of such amount in its quarterly or annual report (as the case may be) on Form 10Q or 10K, respectively, prior to the Closing Date, whether such line items are so titled or otherwise titled.

                  "NET INDEBTEDNESS PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith (including reasonable legal fees and expenses)) from the incurrence of Indebtedness by Company or any of its Subsidiaries.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of (a) income taxes reasonably estimated to be actually payable prior to the earlier of
(1) the date which is eighteen months from the date of such receipt and (2) the Maturity Date as a result of the receipt of such payments of proceeds and (b) any actual, reasonable and documented out-of-pocket fees and expenses (including reasonable legal fees, reasonable fees to advisors and severance costs that are due (pursuant to a Contractual Obligation, or written employment policy applicable to terminated employees generally, of Company or any of its Subsidiaries in effect prior to the event causing or relating to the payment referred to in clause (i) or (ii) above or pursuant to applicable law) and payable on or prior to the receipt of such payment or proceeds to employees of Company and its Subsidiaries that have been terminated as a result of the relevant loss, taking or sale) paid to Persons other than Company and its Subsidiaries and their respective Affiliates in connection with the relevant loss, taking or sale or the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof; provided, however, that Net Insurance/Condemnation Proceeds shall be reduced in an amount equal to the amount of proceeds Subsidiaries of Company are legally bound or required, pursuant to agreements in effect on the Closing Date, or which were entered into after the Closing Date with respect to the financing or acquisition of a Project, to use for purposes other than a Mandatory Payment.

                  "NEW L/C FACILITY AGREEMENT" means (i) that certain credit agreement dated as of the date hereof by and among the Domestic Borrowers, as borrowers, and the Investor Parties and the other financial institutions listed on the signature pages thereof, as lenders, and (ii) any credit agreement entered into by Domestic Borrowers to refinance, replace, renew or extend, in whole or in part, the credit agreement referenced in clause (i) and the Indebtedness and letters of credit issued thereunder as permitted under the Detroit L/C Credit Agreement, in each case as such credit agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "9.25% DEBENTURES" means the "9.25% Debenture Claims" as such term is defined in the Approved Plan of REORGANIZATION.

                  "NON RECOURSE DEBT" means, with respect to any Subsidiary of Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with the Project (which in any event shall not include assets held by any Borrower other than a Borrower, if any, whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or the equity interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project.

                  "NON-US LENDER" means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

                  "NOTES" means any promissory notes of Borrowers issued pursuant to subsection 2.1D to evidence the Loans of any Lenders, substantially in the form of Exhibit I annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

                  "OBLIGATIONS" means all obligations of every nature of Loan Parties under the Loan Documents, including any liability of such Loan Party on any claim arising out of or relating to the Loan Documents, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, any Loan Party, whether or not allowed in such case or proceeding), charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Borrower and any other Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Borrower or other Loan Party.

                  "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "OFFICER'S CERTIFICATE" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company; provided, that any Officer's Certificate delivered pursuant to subsection 2.4A(ii)(f) or 5.1(v) shall be executed by a senior financial officer of Company reasonably acceptable to Administrative Agent.

                  "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 9.1C.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to section 412 of the Internal Revenue Code or section 302 of ERISA.

                  "PERFORMANCE GUARANTY" means any agreement entered into by Company or any of its Subsidiaries under which Company or any such Subsidiary guarantees the performance of a Subsidiary of Company under a principal lease, service or operating agreement relating to a Project.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                  (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Secured Obligations;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to the real property of Company and its Subsidiaries, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Secured Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                  (xii) licenses of Intellectual Property granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

                  Other Liens on assets of Borrowers and their Subsidiaries permitted under this Agreement (which are not Permitted Encumbrances) are described in subsection 6.2A.

                  "PERMITTED SUPPLEMENTAL LOAN AMOUNT" means, on and as of the "Determination Date" (as defined in the Approved Plan of Reorganization), the excess of (i) the aggregate amount of "New CPIH Funded Debt" (as defined in the Approved Plan of Reorganization) that shall be issued by "Reorganized Covanta" (as defined in the Approved Plan of Reorganization), after giving effect to the adjustment described in the first proviso to the definition of such term in the Approved Plan of Reorganization, over (ii) $90,000,000.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PETITION DATE" has the meaning assigned to that term in the recitals to this Agreement.

                  "PLAN OF REORGANIZATION" means the Debtors' Second Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code as filed with the Bankruptcy Court on January 14, 2004 (and as revised and amended through March 2, 2004), together with the Reorganization Plan Supplement to Debtors' Second Joint Plan of Reorganization filed with the Bankruptcy Court on February 18, 2004 in connection therewith.

                  "PLEDGED COLLATERAL" means the "Pledged Collateral" as defined in each of the Security Agreement and the CEA Stock Pledge Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PREPETITION CREDIT AGREEMENT" means the Revolving Credit and Participation Agreement dated as of March 14, 2001, among Company, certain of its Subsidiaries, the financial institutions listed on the signature pages thereof, Deutsche Bank, as Documentation Agent, and Bank of America, as Administrative Agent, as amended, restated, supplemented or otherwise modified through the Closing Date and as it may hereafter be amended, restated, supplemented or otherwise modified.

                  "PREPETITION CREDIT DOCUMENTS" means all "Loan Documents" as defined in the Prepetition Credit Agreement.

                  "PREPETITION LENDERS" means the Persons identified as "Lenders" under the Prepetition Credit Agreement, in their capacities as lenders under the Prepetition Credit Agreement, together with their successors and permitted assigns.

                  "PREPETITION OBLIGATIONS" means all "Obligations" as defined in the Prepetition Credit Agreement.

                  "PREPETITION SECURED CLAIMS" means, collectively, the "Secured Bank Claims" and the "9.25% Debenture Claims", as such terms are defined in the Approved Plan of Reorganization.

                  "PREPETITION UNSECURED CLAIMS" means "Parent and Holding Company Unsecured Claims" that are "Allowed," as such terms are defined in the Approved Plan of Reorganization.

                  "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "PROJECT" means any waste-to-energy facility, electrical generation plant, cogeneration plant, water treatment facility or other facility for the generation of electricity or engaged in another line of business in which Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of Company was, is or will be (as the case may be) an owner, operator, manager or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction, so long as such interest constitutes an existing Investment on the Closing Date permitted under this Agreement; provided, however, that a Project shall cease to be a Project of Company and its Subsidiaries at such time that Company or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

                  "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to the Commitment of any Lender or any Loans deemed made by any Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "PUHCA" has the meaning assigned to that term in subsection
4.9.

                  "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

                  "RCRA" means the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Borrower in any real property.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1C.

                  "RELATED AGREEMENTS" means the CPIH Revolver Documents, the Management Services and Reimbursement Agreement, the Existing IPP International Project Guaranties and the Tax Sharing Agreement, as such agreements and instruments may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.12.

                  "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating of Hazardous Materials into the indoor or outdoor environment (including the abandonment, discarding or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUISITE DIP LENDERS" means DIP Lenders having or holding more than 50% of the aggregate credit exposure under the "Tranche A L/Cs" and the "Tranche B L/Cs" (as such terms are defined in the DIP Credit Agreement).

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders; provided, however, that prior to the Closing Date, for purposes of this definition, the Loan Exposure of each Lender shall equal the original Commitment of such Lender on the Closing Date.

                  "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness of Company and its Subsidiaries other than (a) the Obligations, (b) Indebtedness owed by a Subsidiary to a Borrower, (c) payments under the CPIH Revolver Credit Agreement and (d) other amounts required to be paid under this Agreement.

                  "SECURED OBLIGATIONS" means the obligations secured by the Collateral pursuant to the Collateral Documents.

                  "SECURED PARTIES" means the "Secured Parties" as defined in the Intercreditor Agreement.

                   "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITIES ACCOUNT" means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

                  "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date by Borrowers, substantially in the form of Exhibit VII annexed hereto, as such Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination, in light of all of the facts and circumstances existing at such time, (i) the then fair saleable value of the property of such Person is
(a) greater than the total amount of liabilities (including contingent liabilities) of such Person and (b) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBORDINATED INDEBTEDNESS" means, collectively, (i) Indebtedness under the Unsecured Creditor Notes and the Unsecured Creditor Notes Indenture and (ii) any other Indebtedness of Company or any of its Subsidiaries incurred from time to time and subordinated by its terms in right of payment to the Obligations.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified herein or unless the context otherwise requires, any reference to a "Subsidiary" contained herein means a Subsidiary of Company.

                  "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded franchise taxes and all taxes that are imposed on the overall income or profits of such Lender by the United States or by any other Government Authority under the laws of which Lender is organized or has its principal office or maintains its applicable lending office.

                  "TAX NOTE" has the meaning assigned to that term in subsection 3.1F(iv).

                  "TAX SHARING AGREEMENT" means the tax sharing agreement entered into by DHC, Covanta and Company on the Closing Date, in form and substance satisfactory to the Agents, as such agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.12.

                  "TOTAL DEBT" means, as at any date of determination, (i) the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus
(ii) the amounts of "Current portion of project debt" and "Project Debt", whether such line items are so titled or otherwise titled, as such line items are or would be reflected in Company's consolidated balance sheet as at such date prepared in conformity with GAAP and reported in a manner consistent with Company's reporting of such amounts in its quarterly or annual report (as the case may be) on Form 10Q or 10K, respectively, prior to the Closing Date, minus
(iii) any portion of Indebtedness of Company and its Subsidiaries under the Tax Sharing Agreement included in the amount described in clause (i) above.

                  "TREASURY REGULATIONS" means the Treasury Regulations promulgated under the Internal Revenue Code.

                  "TSCA" means the Toxic Substances Control Act of 1976, as amended (15 U.S.C. Section 2601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

                  "UBS BANK" means UBS AG, Stamford Branch.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UNITED STATES" means the United States of America.

                   "UNSECURED CREDITOR NOTES" has the meaning assigned to that term in subsection 3.1F(iv).

                  "UNSECURED CREDITOR NOTES INDENTURE" means the Indenture pursuant to which the Unsecured Creditor Notes are issued.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (iii) and
(iv) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(vi)). Except as otherwise permitted by this Agreement, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 4.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 5.1(vi).

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                  C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender severally agrees (i) that a portion of its outstanding Prepetition Secured Claims equal to the amount set forth opposite its name on Schedule 2.1 annexed hereto shall be converted to (and shall be deemed to be a loan made by such Lender as) a Loan on the Closing Date, and (ii) that on the "Determination Date" (as defined in the Approved Plan of Reorganization), a portion of its outstanding Prepetition Secured Claims equal to its Pro Rata Share of any Permitted

Supplemental Loan Amount shall be converted to (and shall be deemed to be a loan made by such Lender as) a Loan pursuant to Section 4.3 of the Approved Plan of Reorganization. The amount of each Lender's Pro Rata Share of the Loans is set forth opposite its name on Schedule 2.1 annexed hereto. The aggregate original principal amount of the Loans of all Lenders is $90,000,000, and the aggregate principal amount of the Loans of all Lenders shall increase from time to time by the principal amount of any Permitted Supplemental Loans. Loans deemed made under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed. All Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date. Loans shall include any Additional Interest Loans added to the principal balance thereof pursuant to subsection 2.2B. Borrowers hereby jointly and severally agree to the foregoing and promise to repay such Loans in accordance with the terms of this Agreement.

                  B. NO DISBURSEMENT OF FUNDS. All Loans described in clause (i) of subsection 2.1A shall, upon satisfaction or waiver of the conditions precedent specified in subsection 3.1, be deemed made (without any funding of any amounts therefor) on the Closing Date by Lenders simultaneously in the respective amounts set forth on Schedule 2.1 annexed hereto. All Loans described in clause (ii) of subsection 2.1A shall be deemed made (without any funding of any amounts therefor) by Lenders simultaneously and proportionately to their respective Pro Rata Shares on the date the relevant Permitted Supplemental Loan Amount is permitted to be converted to a Loan pursuant to the Approved Plan of Reorganization.

                  C. THE REGISTER. Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 9.3), shall maintain (and make available for inspection by Borrowers and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 9.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                  D. OPTIONAL NOTES. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 9.1) on the Closing Date (or, if such notice is delivered after the date which is two Business Days prior to the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Loan, substantially in the form of Exhibit I annexed hereto, with appropriate insertions.

         2.2      INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections 2.2C, 2.2E and 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made or deemed made until repayment in full at the rate of 10.50% per annum.

                  B. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2C, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity). All interest payments on the Loans will be made pro rata in accordance with the outstanding principal balance under each Loan. On each Interest Payment Date, (i) interest accruing on the principal amount of the Loans at a rate of 6% per annum shall be payable in cash and (ii) Borrowers shall apply all Available Cash first to the payment of the remaining interest accruing on the Loans (other than any Additional Interest Loans) at a rate of 4.50% per annum to the full extent of such Available Cash and second, to the extent of any excess, to the payment of interest accruing on all Additional Interest Loan at a rate of 4.50% per annum; provided that if the amount of Available Cash on such Interest Payment Date is insufficient to pay the accrued interest on the Loans under this clause (ii) then the difference between the interest then due and payable under this clause (ii) with respect to the Loans and the interest actually paid in cash with respect to the Loans under this clause (ii) shall be added to the principal amount of the Loans on such Interest Payment Date (any and all such amounts that have been added to the principal amount of outstanding Loans, are referred to herein as the "ADDITIONAL INTEREST LOANS").

                  C. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2C is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  D. COMPUTATION OF INTEREST. Interest on the Loans and other amounts bearing interest hereunder shall be computed on the basis of a 365-day or 366-day year, as the case may be. In computing interest on any Loan, the date of the making of such Loan shall be included; and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan or funded drawing.

                  E. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrowers with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

         2.3      FEES.

                  Borrowers, jointly and severally, agree to pay to Agents such fees in the amounts and at the times separately agreed upon between Company and Agents. All fees referenced in this subsection 2.3 shall be earned when payable and shall be non-refundable.

         2.4 REPAYMENTS, PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL.

                  A. PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

                  (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, who will promptly notify each Lender whose Loans are to be prepaid of such prepayment, at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (or, if the amount of the Loans is less than such aggregate minimum amount, an amount equal to the amount of the Loans). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iii).

                  (ii) Mandatory Payments. Mandatory Payments shall be made in the amounts and under the circumstances set forth below, all such Mandatory Payments to be applied as set forth below or as more specifically provided in subsection 2.4A(iii), except to the extent the Intercreditor Agreement requires application thereof in a different manner than as set forth in this subsection 2.4A(ii) or subsection 2.4A(iii):

                           (a) Net Asset Sale Proceeds. No later than two days after the date of receipt by CEA, Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall make a Mandatory Payment in an aggregate amount equal to the remaining amount of such Net Asset Sale Proceeds.

                           (b) Net Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be used for a Mandatory Payment pursuant to the provisions of subsection 5.4C, Company shall make a Mandatory Payment in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Issuance of Indebtedness. On the date of receipt of the Net Indebtedness Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsections 6.1(i) through (vii), Company shall make a Mandatory Payment in an aggregate amount equal to such Net Indebtedness Proceeds.

                           (d) Tax Refunds. If after the Closing Date, Company or any of its Subsidiaries receives any payment of a cash refund or rebate of any Tax, the Borrowers shall no later than the Business Day following the date of receipt of such refund or rebate make a Mandatory Payment in the amount of such Tax refund or rebate, except to the extent such application would constitute a material violation of a valid Contractual Obligation in connection with a Project of Company or any of its Subsidiaries to remit such refund or rebate to the client of such Project.

                           (e) Excess Cash. If as of the last Business Day of any calendar month the sum of (1) Cash On Hand (after giving effect to the aggregate interest to be paid on such date pursuant to subsection 2.2C) plus (2) CPIH Revolver Availability (after giving effect to any voluntary repayment of outstanding CPIH Revolver Loans to be made on such date that are made on such date), exceeds $10,000,000, then Borrowers shall apply an amount equal to such excess (provided, that, in the event that such application would cause Cash On Hand to be less than $6,000,000, then such excess amount so applied shall be reduced such that Cash On Hand is not less than $6,000,000) (the amount so applied as it may be adjusted pursuant to the foregoing proviso, "AVAILABLE CASH")): first, to the payment of interest due and payable on the Loans pursuant to clause subsection 2.2B(ii); and second, to repay outstanding Loans.

                           (f) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with the receipt of any amount which would require a Mandatory Payment pursuant to subsections 2.4A(ii)(a) - (e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Indebtedness Proceeds, cash in the Cash Management System or Tax refund or rebate, as the case may be, that gave rise to such Mandatory Payment. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional Mandatory Payment in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                  (iii) Application of Prepayments. Except as provided in subsection 2.4C and to the extent the Intercreditor Agreement requires application of any Mandatory Payment in a different manner than as set forth in this sentence, (1) any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied to repay outstanding Loans, and (2) any

         Mandatory Payment made pursuant to subsections 2.4A(ii)(a) - (d) shall be applied to repay Loans and/or to permanently reduce Commitments in accordance with the provisions of the Intercreditor Agreement, and the application of Mandatory Payments to Loans and/or Commitments required under the terms of the Intercreditor Agreement shall apply as if set forth herein.

                  (iv) Application of Payments to Loans. Any payments of the Loans, whether by voluntary prepayment, mandatory prepayment, scheduled payments or otherwise shall be applied: first, to all Loans (other than Additional Interest Loans); and second, to all Additional Interest Loans.

                  B. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Each Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Anything contained herein to the contrary notwithstanding, Borrowers jointly and severally promise to repay all Loans when due in accordance with the terms hereof.

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate payments of principal and interest shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the Obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  C. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT. Except to the extent the Intercreditor Agreement requires application in a different manner than as set forth in this subsection 2.4C, upon the occurrence and during the continuation of an Event of Default, either if requested by Requisite Lenders or upon termination of the Commitments (a) all Mandatory Payments or other payments received on account of the Obligations, whether from any Borrower, or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in the Collateral Documents), in each case in the following order of priority:

                  (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Agents are entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 8.4, 9.2 and 9.3 and the other terms of this Agreement and the Loan Documents;

                  (ii) thereafter, to the extent of any excess such proceeds, to the payment of all Obligations, for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4B(ii) hereof); and

                  (iii) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         2.5      USE OF PROCEEDS.

                  No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any Subsidiary of any Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.6B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                  (i) subjects such Lender to any additional Tax (other than any withholding tax with respect to which subsection 2.6B applies) with respect to this Agreement or any of its obligations hereunder (including with respect to maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay, on a joint and several basis, to such Lender, upon receipt of the statement referred to in subsection 2.7A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder.

                  B. TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it (it being understood and agreed that no such notice shall be required with respect to Canadian Lenders, if any);

                           (b) Borrowers shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on any Borrower) for their own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which any or all of them are required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which any or all of them are required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.6B(iii), a "NON-US LENDER") shall (1) to the extent such Non-US Lender is not a Canadian Lender, deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents, and (2) to the extent such Non-US Lender is a Canadian Lender, deliver to Administrative Agent and to Company, on or prior to the Closing Date

                  (in the case of each Canadian Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Canadian Lender (in the case of each other Canadian Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of any forms, properly completed and duly executed by such Lender, required under the Internal Revenue Code or the regulations issued thereunder to establish that such Canadian Lender is eligible for a reduced withholding tax rate under the "Convention Between the United States of America and Canada with Respect to Taxes on Income and Capital" or any successor thereto.

                           (b) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents (or, if such Lender is a Canadian Lender, to confirm or establish that such Lender is eligible for the relevant reduced withholding tax rate) or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.6B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.6B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.6B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.6B(iii)(c) shall relieve Borrowers of their obligation to pay any amounts pursuant to subsection 2.6B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.6B(iii)(a) (or, to the extent such Lender is a Canadian Lender, establishing the fact that such Lender is eligible for the relevant reduced withholding tax rate).

                           (d) Notwithstanding anything contained in this subsection to the contrary, Borrowers shall be required to pay additional amounts to each Canadian Lender under clause (c) of subsection 2.6B(ii) with respect to any Loan Exposure held by such Canadian Lender in its capacity as a Canadian Lender notwithstanding that such Lender fails to deliver forms, certificates or other evidence establishing the fact that such Lender is not subject to withholding as described in subsection 2.6B(iii)(a)(1).

                  (iv) Indemnity for Withheld Amounts. Borrowers hereby agree to indemnify Lenders and Agents for the full amount of any deduction or withholding on account of any Taxes imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment (including any such Taxes imposed by any jurisdiction on amounts payable under this subsection 2.6B) that Borrowers are required to pay pursuant to subsection 2.6B(ii) but were paid by Agents or Lenders with respect to sums payable by Borrowers under this Agreement and the other Loan Documents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made promptly, and in any event within 10 days after, the relevant Lender or Agent makes demand therefor in writing.

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments, or other Obligations to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in subsection 2.7A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

         2.7      STATEMENT OF LENDERS; OBLIGATION OF LENDERS TO MITIGATE.

                  A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6 or 2.7B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided that a Lender claiming compensation or reimbursement pursuant to subsection 2.6B(ii) due to circumstances in effect as of the Closing Date shall not be required to deliver more than one such statement to Borrowers or Administrative Agent, and such statement shall remain effective with respect to this Agreement until all Obligations have been paid in full.

                  B. MITIGATION. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under subsection 2.6 (other than subsection 2.6B(ii)), it will use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender or the Loans of such Lender through another lending office of such Lender, if (i) as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.6 would be materially reduced and
(ii) as determined by such Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.7B unless Borrowers agree to pay, on a joint and several basis, all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described above.

         2.8      JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS.

                  A. JOINT AND SEVERAL OBLIGATIONS. All Obligations of Borrowers under the Loan Documents shall be the joint and several Obligations of each Borrower.

                  B. NO IMPAIRMENT OR RELEASE. The Obligations of and the Liens granted by any Borrower under the Loan Documents shall not be impaired or released by any action or inaction on the part of Administrative Agent or any Lender with respect to any other Loan Party, including any action or inaction which would otherwise release a surety.

                  C. CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution among Borrowers if any payment is made by a Borrower (a "FUNDING BORROWER") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among Borrowers on the basis of the relative benefits received by Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing and shall be subject to the Liens and security interests of Administrative Agent. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of Administrative Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations.

         2.9      RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.

                  Except as prohibited under applicable law, Company hereby waives any claim, right or remedy, direct or indirect, that Company now has or may hereafter have against any other Borrower or any guarantor of the Obligations in connection with this Agreement or the performance by Company of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that Company now has or may hereafter have against any other Borrower or any guarantor of the Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Agent or Lender now has or may hereafter have against any other Borrower or any guarantor of the Obligations, and

(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Agent or Lender. In addition, until the Obligations shall have been indefeasibly paid in full, Company shall withhold exercise of any right of contribution Company may have against any other Borrower or Loan Party. Company further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Company may have against any other Borrower or Loan Party or against any collateral or security shall be junior and subordinate to any rights any Agent or Lender may have against any other Borrower, to all right, title and interest any Agent or Lender may have in any such collateral or security, and to any right any Agent or Lender may have against such Loan Party. If any amount shall be paid to Company on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Agents and Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Agents and Lenders to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

SECTION 3.        CONDITIONS TO LOANS

                  The obligations of Lenders to make (or to be deemed to make) Loans hereunder are subject to the satisfaction of the following conditions.

         3.1      CONDITIONS TO CLOSING DATE.

                  The obligations of Lenders with respect to their respective Commitments and to make any Loans to be made (or to be deemed made) on the Closing Date, are subject to prior or concurrent satisfaction of the following conditions:

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

                  (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                  (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (iv) Executed originals of the Loan Documents to which such Person is a party; and

                  (v) Such other documents as Administrative Agent may reasonably request.

                  B. FEES. Borrowers shall have paid out of Debtors' estates to Administrative Agent, (i) for distribution (as appropriate) to Agents, the fees payable on the Closing Date referred to in subsection 2.3 and all reasonable and documented costs and expenses (including legal fees, due diligence fees, recordation expenses, other out-of-pocket expenses and taxes) of Agents incurred in connection with the negotiation, preparation, recordation, execution and completion of the Loan Documents and the transactions contemplated thereby, including such fees and expenses of O'Melveny & Myers LLP, counsel to Agents, and Ernst & Young Corporate Finance LLC, and (ii) for distribution (as appropriate) to DIP Lenders and DIP Agents, all unpaid interest and fees accrued under the DIP Credit Agreement on or before the Closing Date, and all reasonable and documented costs and expenses of DIP Agents and DIP Lenders owed pursuant to subsection 10.2 of the DIP Credit Agreement. Borrowers shall have paid out of Debtors' estates to D.E. Shaw an arrangement fee of $450,000, unless Borrowers have previously paid out of Debtors' estates to D.E. Shaw the commitment fee required pursuant to the "Commitment Letter" (as defined in the Order Pursuant to Section 363 of the Bankruptcy Code Authorizing Debtors to Enter into Letter Agreement with D.E. Shaw Laminar Portfolios, L.L.C. as Additional New Lender and Make Certain Payments in Connection Therewith entered by the Bankruptcy Court on November 21, 2003).

                  C. CORPORATE AND CAPITAL STRUCTURE; MANAGEMENT; OWNERSHIP.

                  (i) Corporate Structure. DHC shall own all of the issued and outstanding Capital Stock of Covanta. CEA shall own all of the issued and outstanding common stock of Company. The corporate organizational structure of Company and its Subsidiaries on the Closing Date, after giving effect to the Approved Plan of Reorganization, shall be satisfactory to Requisite Lenders, shall be consistent in all material respects with the Approved Plan of Reorganization and the Disclosure Statement related thereto.

                  (ii) Capital Structure and Ownership. DHC shall have made a cash equity contribution to Covanta of not less than $30,000,000 (including cash equity contributed in connection with the "Lake Transaction" (as defined in the DIP Credit Agreement). The capital structure and ownership of Company and its Subsidiaries on the Closing Date, after giving effect to the Approved Plan of Reorganization, shall be satisfactory to Requisite Lenders, shall be consistent in all material respects with the Approved Plan of Reorganization and the Disclosure Statement related thereto.

                  (iii) Management. The Governing Bodies, officers and management structure of Covanta, Company and its Subsidiaries on the Closing Date, after giving effect to the Approved Plan of Reorganization, shall be satisfactory to Requisite Lenders, shall be consistent in all material respects with the Approved Plan of Reorganization and the Disclosure Statement related thereto and shall be as set forth on Schedule 3.1C annexed hereto. Lenders shall have received copies of, and Requisite Lenders shall be satisfied with the form and substance of, the Employment Agreements and any other employment agreements with and any incentive arrangements for senior management of Company and its Subsidiaries. One member of the Governing Body of Company on the Closing Date shall have been indicated as acceptable by Agents to Company.

                  D. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agents an Officer's Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.

                  E. PLAN OF REORGANIZATION; CONFIRMATION ORDER; DISCHARGE OF EXISTING CREDIT FACILITIES.

                  (i) Plan of Reorganization. The Plan of Reorganization and all amendments, modifications, revisions and restatements thereof, if any, shall have been approved by the creditors of Borrowers (including the DIP Lenders and the Prepetition Lenders) in requisite number and percentage, and confirmed by the Bankruptcy Court pursuant to the Confirmation Order and delivered to Agents (the "APPROVED PLAN OF REORGANIZATION"). Except as set forth in modifications filed with the Bankruptcy Court and approved by Agents, there shall have been no modifications, amendments, revisions or restatements of the Approved Plan of Reorganization. Any representation and warranty made by Covanta or any of its Subsidiaries in the Approved Plan of Reorganization shall be accurate, true, correct and complete in all material respects as of the Closing Date. The Approved Plan of Reorganization (a) shall provide for the payments on the Closing Date described in subsection 3.1T, the corporate reorganization described in subsection 3.1S, the making of the Loans under this Agreement and the Indebtedness described in subsection 3.1F; and (b) upon satisfaction of all conditions to the effectiveness of this Agreement, shall become effective in accordance with its terms without waiver of any condition to such effectiveness that, in Agents' reasonable judgment, is material.

                  (ii) Confirmation Order. The Confirmation Order shall have been delivered to Lenders, shall address the matters set forth in subsections 3.1F, 3.1S and 3.1T, the making of the Loans and Commitments under this Agreement and the terms hereof and the granting of all Liens and consents required under this Agreement and the other Loan Documents and otherwise be in form and substance satisfactory to Requisite Lenders. The Confirmation Order shall be in full force and effect and no portion thereof shall have been stayed pending any appeal or petition for review or for rehearing, and Agents shall have received evidence satisfactory to each demonstrating such facts. Debtors' Second Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code and the Liquidation Plan Supplement to Debtors' Second Joint Plan of Liquidation, as filed with the Bankruptcy Court on December 18, 2003 and February 18, 2004, respectively, and as amended, supplemented or otherwise modified from time to time thereafter to the extent permitted under the DIP Credit Agreement, shall have been confirmed by the Bankruptcy Court pursuant to an order in form and substance satisfactory to Requisite Lenders.

                  (iii) Approval of Fees Related to Exit Financing. The Bankruptcy Court order approving the fees payable to Agents and the Lenders described in subsection 3.1B shall be in full force and effect, without modification or amendment except to the extent approved by Agents.

                  (iv) Material Contracts. The terms and conditions of any Material Contracts to be entered into by the Borrowers or any of their Subsidiaries pursuant to the Approved Plan of Reorganization shall be in form and substance satisfactory to Requisite Lenders and Agents.

                  F. MATTERS RELATING TO EXISTING INDEBTEDNESS.

                  (i) Termination of DIP Credit Agreement and Related Liens. (a) Indebtedness consisting of funded amounts outstanding under the DIP Credit Agreement on the Closing Date shall have been repaid in full in cash, (b) all undrawn "Tranche A L/Cs" and "Tranche B L/Cs" under the DIP Credit Agreement (other than the Existing Detroit L/Cs) shall be replaced (or any further drawings thereunder shall be fully supported pursuant to arrangements satisfactory to DIP Lenders and the issuers thereof) with letters of credit issued under the New L/C Facility Agreement, (c) the Existing Detroit L/Cs shall be replaced with letters of credit issued under the Detroit L/C Credit Agreement as the Detroit L/Cs, (d) each letter of credit (if any) issued or deemed issued under the DIP Credit Agreement other than the "Tranche A L/Cs" and "Tranche B L/Cs" shall have been cash collateralized pursuant to arrangements reasonably satisfactory to the issuer of such letter of credit, or cancelled and returned undrawn, or reimbursed, (e) all commitments to lend or make other extensions of credit under the DIP Credit Agreement shall have terminated (except that the participations of DIP Lenders purchased in the letters of credit, if any, referred to in clause (d) above shall continue), and (f) all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrowers and their Subsidiaries under the DIP Credit Agreement shall have been delivered to Administrative Agent to the extent required by Administrative Agent.

                  (ii) Termination of Prepetition Credit Agreement, 9.25% Debentures and Related Liens. (a) Indebtedness consisting of the 9.25% Debentures and the Prepetition Obligations on the Closing Date shall be satisfied by application of the High Yield Notes and the Loans and by application of Cash On Hand of Borrowers (as described in subsection 3.1T), and (b) all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrowers and their Subsidiaries under the

         Prepetition Credit Agreement and the 9.25% Debentures shall have been delivered to Administrative Agent to the extent required by Administrative Agent.

                  (iii) Domestic Facilities. Indebtedness under the Detroit L/C Credit Agreement, the New L/C Facility Agreement and the High Yield Notes shall be secured as set forth in the Domestic Loan Documents and High Yield Indenture and shall be non-recourse to the Borrowers or their assets. The Domestic Loan Documents, High Yield Notes and High Yield Indenture shall be in full force and effect, the "Closing Date" as defined in each of the Domestic Loan Documents, High Yield Notes, and High Yield Indenture shall have occurred, and the Domestic Loan Documents, High Yield Notes and High Yield Indenture shall be in form and substance satisfactory to Requisite Lenders.

                  (iv) Existing Indebtedness to Remain Outstanding. After giving effect to the Approved Plan of Reorganization, the Indebtedness of Domestic Borrowers and Borrowers (other than Indebtedness under the Loan Documents, the Domestic Loan Documents, and the CPIH Revolver Documents) shall consist of (a) $205,000,000 in aggregate initial principal amount of High Yield Notes, (b) a note issued by Covanta in a principal amount not to exceed $35,000,000 (the "TAX NOTE"), representing the back tax liability of Covanta and its Subsidiaries as of the Closing Date, which Tax Note shall be unsecured and unguarantied, shall have a final maturity date of 6 years from the Closing Date, shall bear interest payable in arrears at a rate no greater than 7.5% per annum, and shall amortize on a 30-year schedule for the first 5 years after the issuance thereof with the balance due at maturity, (c) "Class 6 Unsecured Notes" (as defined in the Approved Plan of Reorganization) in the aggregate principal amount of $4,000,000 and subordinated notes issued by Covanta (the "UNSECURED CREDITOR NOTES") in an aggregate principal amount equal to the amount of "Operating Company Unsecured Claims" that are "Allowed" (as such terms are defined in the Approved Plan of Reorganization), which Unsecured Creditor Notes shall be unsecured and unguarantied, shall have a final maturity date of 8 years from the Closing Date, shall bear interest payable in arrears at a rate no greater than 7.5% per annum, and shall amortize in an amount not to exceed $3,900,000 annually commencing on the second anniversary of the Closing Date with the remainder due at final maturity, (d) outstanding Indebtedness described in Schedule 6.1(v) annexed hereto, and (e) Indebtedness under the CEA Stock Pledge Agreement. The terms and conditions of all such Indebtedness (including payment terms, covenants, representations and warranties, defaults and, in the case of the Unsecured Creditor Notes, payment subordination provisions), and the definitive documentation therefor, shall be in form and in substance satisfactory to Requisite Lenders.

                  (v) Related Agreements in Full Force and Effect. Lenders shall have received a fully executed or conformed copy of the Domestic Loan Documents, CPIH Revolver Documents, the High Yield Indenture and the High Yield Notes, the Management Services and Reimbursement Agreement, the Corporate Services Reimbursement Agreement, the Tax Note, the Unsecured Creditor Notes, the Unsecured Creditor Notes Indenture, the Employment Agreements, the Intercreditor Agreement and any documents executed in connection therewith, each such Related Agreement, the Domestic Loan Documents, the High Yield Notes, the Unsecured Creditor Notes, the Employment

         Agreements, the Intercreditor Agreement, the High Yield Indenture, the Management Services and Reimbursement Agreement, the Corporate Services Reimbursement Agreement and the Unsecured Creditor Notes Indenture shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by either Agent to be material.

                  G. FINANCIAL STATEMENTS; PROJECTIONS. On or before the Closing Date, Lenders shall have received (i) the audited consolidated financial statements of Covanta and its Subsidiaries for the Fiscal Year ended December 31, 2002 delivered pursuant to clause (i) of subsection 4.1G of the Domestic Credit Agreement, (ii) the unaudited consolidated financial statements of Covanta and its Subsidiaries for the Fiscal Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 delivered pursuant to clause (ii) of subsection 4.1G of the Domestic Credit Agreement, and (iii) financial statements with respect to Company and its Subsidiaries derived from the financial statements described in clauses (i) and (ii) above in form satisfactory to Agents, all in reasonable detail and (in the case of the financial statements described in clause (iii)) certified by the chief executive officer or chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments. Company shall have delivered to Agents and Lenders such projected financial statements as Agents may reasonably request for the period from the Closing Date through December 31, 2007, including the budget of monthly and quarterly cash receipts and expenditures for Fiscal Year 2004 and annual net cash flow for Fiscal Years 2005, 2006 and 2007 attached hereto as Schedule 1.1B, which budget and other projections shall be satisfactory to Agents and Requisite Lenders and shall be accompanied by a certificate from the chief executive officer or chief financial officer of Company certifying that they are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made.

                  H. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate from Covanta dated the Closing Date, substantially in the form delivered under subsection 4.1H of the Domestic Credit Agreement and with appropriate attachments, demonstrating that, after giving effect to the consummation of the transactions contemplated by the Domestic Loan Documents, Domestic Borrowers, taken as a whole, and Covanta will be Solvent.

                  I. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of
(a) Cleary, Gottlieb, Steen & Hamilton, (b) LeBoeuf, Lamb, Greene & McRae, (c) Morris, James, Hitchens & Williams LLP and (d) Nixon Peabody, LLP, counsel for Borrowers, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Borrowers to such counsel to deliver such opinions to Agents and Lenders).

                  J. OPINIONS OF COUNSEL DELIVERED UNDER RELATED AGREEMENTS AND OTHER DOCUMENTS. Administrative Agent and its counsel shall have received copies of the opinions of counsel delivered to the parties under the Related Agreements, the Domestic Loan Documents, the High Yield Note, the High Yield Indenture, the Unsecured Creditor Notes and the Unsecured Creditor Notes Indenture, and Borrowers shall have made reasonable efforts to obtain from each such counsel letters authorizing Lenders to rely on such opinions to the same extent as though such opinions were addressed to Lenders.

                  K. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Covanta's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 5.4 is in full force and effect and that Collateral Agent and/or Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 5.4.

                  L. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Covanta and its Subsidiaries shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Covanta, Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, should not reasonably be expected to have a Material Adverse Effect. Administrative Agent shall have received an Officer's Certificate of Company in form and substance reasonably satisfactory to Administrative Agent certifying as to the foregoing matters and any other evidence reasonably requested by Agents in support thereof. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

                  M. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Administrative Agent shall have received evidence satisfactory to it that Loan Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii) and (iii) below) that Administrative Agent may reasonably request in order to evidence, in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected security interest in the entire personal and mixed property Collateral, with the priority set forth in the Collateral Documents (it being understood that such actions by CEA shall relate solely to its pledge of the common stock of Company). Such actions shall include the following:

                  (i) Stock Certificates and Instruments. Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock included in the Collateral and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral;

                  (ii) Lien Searches and UCC Termination Statements. Delivery to Collateral Agent of (a) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Borrower and of all effective UCC financing statements which may have been made with respect to Capital Stock of Company, in each case, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                  (iii) UCC Financing Statements and Fixture Filings. Delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Borrower with respect to all personal and mixed property Collateral of such Borrower and by CEA with respect to the common stock of Company, in each case, for filing in all jurisdictions as may be necessary or in the opinion of Collateral Agent desirable to perfect the security interests in favor of Collateral Agent created in such Collateral pursuant to the Collateral Documents;

                  (iv) PTO Cover Sheets, Etc. Delivery to Collateral Agent of all cover sheets or other documents or instruments Collateral Agent may reasonably request to be filed with the PTO in order to evidence Liens in favor of Collateral Agent in respect of any IP Collateral; and

                  (v) Control Agreements. Delivery to Collateral Agent of Control Agreements with financial institutions and other Persons in order to perfect Liens in respect of Deposit Accounts, Securities Accounts and other Collateral pursuant to the Collateral Documents;

                  N. [INTENTIONALLY OMITTED].

                  O. NO MATERIAL ADVERSE CHANGE. Agents (in their sole discretion) shall be satisfied that there has been no material adverse change (other than as disclosed in reports delivered pursuant to subsection 6.1(i) of the DIP Credit Agreement) since December 31, 2002 in the business, property, assets, operations, financial condition or prospects of Company and its Subsidiaries taken as a whole, and Company shall have delivered to Agents an Officer's Certificate to the foregoing effect.

                  P. CASH MANAGEMENT SYSTEM. The cash management system of Company and its Subsidiaries shall be as set forth on Schedule 3.1P annexed hereto.

                  Q. [INTENTIONALLY OMITTED].

                  R. GEOTHERMAL SALE. Covanta shall have consummated the Geothermal Sale on terms and conditions and pursuant to documentation in form and substance satisfactory to the Requisite DIP Lenders.

                  S. COMPANY REORGANIZATION. On the Closing Date, (i) Covanta shall own, directly or indirectly, 100% of the outstanding Capital Stock of CEA,
(ii) CEA shall own 100% of the outstanding common stock of Company, which shall own the Capital Stock of all Persons (including Persons holding the equity interests in other Persons) holding the assets and operations of the IPP International Business to the extent described in the Approved Plan of Reorganization and the Disclosure Statement related thereto, (ii) all relevant operating and administrative expenses associated with the IPP International Business shall be transferred into Company in accordance with the Management Services and Reimbursement Agreement, and (iii) not less than $5,000,000 of cash for working capital shall have been transferred from Covanta and its Subsidiaries (other than Borrowers) to the Borrowers as an equity contribution.

                  T. DISTRIBUTION. All unrestricted Cash On Hand (including, without limitation, net sale proceeds from the Geothermal Sale) of Covanta and its Subsidiaries remaining prior to the equity contribution referred to in subsection 3.1C(ii) but after (i) the transfer of working capital amounts to Company as described in subsection 3.1S, (ii) the payment of the fees referred to in subsection 3.1B, (iii) the disposition of those letters of credit referred to in subsection 3.1F(i)(c), (iv) the payment of allowed administrative expenses, (v) the reimbursement of reasonable accrued fees and expenses of DHC not to exceed $4,000,000 in the aggregate and reasonable accrued fees and expenses of D.E. Shaw not to exceed $350,000 in the aggregate, and (vi) payment of funded outstanding obligations under the DIP Credit Agreement (if any) and (without duplication of clauses (i) through (vi)) the payment of other "Exit Costs" (as defined in the Approved Reorganization Plan), subject to an amount of cash (which amount shall be determined in accordance with terms set forth in the draft Plan of Reorganization attached (on the date of execution thereof) to the Investment and Purchase Agreement dated as of December 2, 2003 between DHC and Covanta) (plus reserves required to address timing issues associated with the Geothermal Sale and emergence from the Chapter 11 Cases (in an aggregate amount satisfactory to the DIP Lenders)) to be retained in the Cash Management System in the United States by Covanta and its Subsidiaries (collectively, such Cash On Hand, net of such transferred amount, such payments and reimbursements, such retained amount and such reserves, is referred to herein as "DISTRIBUTABLE CASH"), shall have been distributed as follows: first, to the extent of the first $60,000,000 of such Distributable Cash, for the benefit of the holders of Prepetition Secured Claims that are Detroit L/C Lenders on the Closing Date, on account of their allowed pre-petition exposure, in accordance with the Approved Plan of Reorganization second, to the extent of the next $7,200,000 of such Distributable Cash, for the benefit of the holders of Prepetition Secured Claims, on account of any remaining allowed pre-Petition Date exposure, in accordance with the Approved Plan of Reorganization, and third, to the extent of 25% of any remaining Distributable Cash, to Covanta, and to the extent of the remaining 75%, for the benefit of the holders of Prepetition Secured Claims, on account of any remaining allowed pre-Petition Date exposure, in accordance with the Approved Plan of Reorganization.

                  U. NOL AVAILABILITY. Covanta, its independent advisers, Agents and Agents' counsel shall have determined to their respective sole satisfaction that the net operating losses disclosed to Agents and Lenders prior to the Closing Date as being held by DHC are available and accessible to Covanta and its Subsidiaries.

                  V. LITIGATION. On the Closing Date, there shall be no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Approved Plan of Reorganization, any of the Loan Documents, any of the Domestic Loan Documents, the High Yield Notes or the High Yield Indenture that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Approved Plan of Reorganization, or any of the Loan Documents, or any of the Domestic Loan Documents.

                  W. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

                  Each Lender, by delivering to Agents a signed counterpart to this Agreement, shall be deemed (unless such Lender indicates otherwise in writing to Agents and Company) to have acknowledged receipt of, and to have consented to, approved and be satisfied with, the documents, agreements, instruments or information which require approval, consent or satisfaction of the Lenders or Requisite Lenders, as applicable, in order for the conditions precedent contained in this subsection 3.1 to be satisfied.

                  Notwithstanding anything in this Section 3 to the contrary, it is understood and agreed that the conditions of subsection 3.1A(i) shall be deemed satisfied notwithstanding failure to deliver all of the certificates or other evidence of good standing described in subsection 3.1A(i), so long as (i) Administrative Agent is notified which certificates or other evidence shall not have been delivered and, in its sole discretion, agrees that such certificates or other evidence may be delivered with respect to the relevant Persons after the Closing Date, (ii) failure to deliver all of the certificates or other evidence of good standing described in subsection 3.1A(i) on or prior to the date which is 60 days after the Closing Date shall constitute an immediate Event of Default on such date.

SECTION 4.        COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, Borrowers represent and warrant to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete:

         4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 4.1 annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each Loan Party is in compliance with all material terms of its Organizational Documents.

                  B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.11.

                  D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Closing Date and their jurisdictions of organization are identified in Schedule
4.1 annexed hereto. The Capital Stock of Company and each of its Subsidiaries identified in Schedule 4.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. CEA, Company and each of its Subsidiaries identified in Schedule 4.1 annexed hereto is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule
4.1 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of CEA, Company and each of its Subsidiaries in Company and each of its Subsidiaries identified therein.

         4.2      AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to CEA, Company or any of its Subsidiaries, the Organizational Documents of CEA, Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on CEA, Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of CEA, Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Covanta or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Secured Parties), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Covanta or any of its Subsidiaries, except for (x) such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization, except for the entry of the Confirmation Order and except for filings expressly contemplated by the Loan Documents and those Governmental Authorizations which have been obtained.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  E. RESTRICTIONS ON TRANSFER. There are no restrictions on Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from one Borrower to another, other than (i) prohibitions or restrictions existing under or by reason of (a) this Agreement and the other Loan Documents, (b) applicable law, (c) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (d) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by subsection 6.2A, provided that such prohibitions or restrictions apply only to the assets subject to such Liens, and (ii) restrictions described in clauses (a) through (d) of subsection 6.2D.

         4.3      FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, pursuant to subsection 3.1G, (i) statements of income, balance sheets and statements of cash flows with respect to Company and its Subsidiaries for the Fiscal Year ended December 31, 2002 and (ii) statements of income, balance sheets and statements of cash flows with respect to Company and its Subsidiaries for the Fiscal Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Borrower has, as of the Closing Date, any Contingent Obligation, contingent liability or unusual long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and, as of any date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 5.1 or the notes thereto (other than (a) those liabilities reflected on the Schedules to this Agreement and (b) Performance Guaranties and Contingent Obligations that are permitted to be incurred under subsection 6.4) and that, in any such case, is material in relation to the business, operations, properties, assets or financial condition of Company or any of its Subsidiaries taken as a whole.

         4.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS.

                  Since December 31, 2002, no event or change has occurred (other than as disclosed in reports delivered pursuant to subsection 6.1(i) of the DIP Credit Agreement) that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since the Petition Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except (i) as permitted by subsection 6.5, and (ii) as was permitted by subsection 7.5 of the DIP Credit Agreement.

         4.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                  PROPERTY.

                  A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  B. REAL PROPERTY. As of the Closing Date, Schedule 4.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Borrower is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Borrower has knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                  C. INTELLECTUAL PROPERTY. As of the Closing Date, Schedule 4.5C annexed hereto contains a true, accurate and complete list of all material Intellectual Property. Each of Company and its Subsidiaries owns or has the right to use all material Intellectual Property used in the conduct of its business, and none of such Intellectual Property conflicts with a right of any other Person to the extent such conflict could reasonably be expect to result in a Material Adverse Effect.

         4.6      LITIGATION; ADVERSE FACTS.

                  Except as set forth in Schedule 4.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Borrower, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws

(including Environmental Laws) that, individually or in the aggregate (together with all such Proceedings with respect to substantially similar or related matters), would reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         4.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 5.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable (other than taxes represented by the Tax Note) and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. No Borrower knows of any proposed tax assessment against Company or any of its Subsidiaries, that Company or its Subsidiaries dispute or disagree with, that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.8      PERFORMANCE OF AGREEMENTS; MATERIAL CONTRACTS.

                  A. Except as set forth on Schedule 4.8A annexed hereto, after giving effect to the Approved Plan of Reorganization, neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

                  B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to (i) any agreements or instruments, the performance of which, in the ordinary course, would reasonably be expected to result in a Material Adverse Effect, or (ii) any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  C. Schedule 4.8C contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date after giving effect to the Approved Plan of Reorganization. Except as described on Schedule 4.8C, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

         4.9      GOVERNMENTAL REGULATION.

                  Neither Company nor any of its Subsidiaries is subject to regulation under (i) the Public Utility Holding Company Act of 1935 ("PUHCA") (other than as an "exempt wholesale generator" or as a "foreign utility company", as such terms are defined in PUHCA), (ii) the Federal Power Act (other than as a "qualifying small power production facility", as such term is

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

defined in PURPA), (iii) the Interstate Commerce Act, (iv) the Investment Company Act of 1940, or (v) any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         4.10     SECURITIES ACTIVITIES.

                  A. Neither CEA nor Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following the making (or deemed making) of the Loans, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

         4.11     EMPLOYEE BENEFIT PLANS.

                  A. Company, each of its Subsidiaries and, with respect to Pension Plans and Multiemployer Plans, each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA, the regulations and published interpretations thereunder and other applicable law with respect to each Employee Benefit Plan, and have performed all of their material obligations under each Employee Benefit Plan. Company and each of its Subsidiaries are in material compliance with all applicable laws and orders of foreign Government Authorities with respect to each of its pension plans and employee benefit plans for foreign employees, and have performed all of their material obligations under each such pension plan and employee benefit plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received, or has timely taken all action necessary to receive, a favorable determination letter from the Internal Revenue Service to such effect and no event has occurred (other than the enactment of legislation for which the remedial amendment period has not expired) that would reasonably be expected to affect adversely such Plan's qualification.

                  B. No ERISA Event has occurred or is reasonably expected to occur.

                  C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 4.11 annexed hereto or in the financial statements delivered to Lenders pursuant to subsection 3.1 or
5.1 hereof, as applicable, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company or any of its Subsidiaries.

                  D. As of January 1 of each year (based on, with respect to each Pension Plan, the actuarial valuation as of such January 1, or if no such valuation was performed as of such January 1 but was performed within the preceding 12 months, the date as of which the valuation was so performed), the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA, but determined on the basis of the actuarial assumptions used for funding purposes with respect to a Pension Plan (as set forth in Section 412 of the Internal Revenue Code,

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

including where applicable, the interest rate assumptions set forth in Section 412(l) of the Internal Revenue Code)), in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed (i) $20,000,000, in the event the applicable law (including statutorily prescribed actuarial assumptions) used in determining such unfunded benefit liabilities (the "ASSUMPTIONS") is generally as favorable as the Assumptions used in the 2003 plan year valuations with respect to such Pension Plans, or (ii) $26,000,000 in the event the Assumptions are generally less favorable than the Assumptions used in the 2003 plan year valuations with respect to such Pension Plans.

                  E. To each Borrower's knowledge, as of the most recent valuation date for each Multiemployer Plan for which the actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, the potential withdrawal liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with the potential liability for a complete withdrawal from all other Multiemployer Plans for which such actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, based on the information contained in such reports, would not reasonably be expected to exceed $7,500,000.

                  F. Neither Company nor any Subsidiary has incurred or is reasonably expected to incur any material liability pursuant to Title IV of ERISA with respect to any employee benefit plan of an entity that was formerly an ERISA Affiliate of Company or any of its Subsidiaries or with respect to any employee benefit plan that was previously maintained by Company or any of its Subsidiaries.

         4.12     CERTAIN FEES.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         4.13     ENVIRONMENTAL PROTECTION.

                  A. Except as set forth in Schedule 4.13 annexed hereto, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

                  B. Except as set forth in Schedule 4.13 annexed hereto, neither Covanta nor any of its Subsidiaries has received any letter or request for information under Section 104 of CERCLA or any comparable state law regarding any condition, occurrence or activity that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

                  C. Except as set forth in Schedule 4.13 annexed hereto, there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

                  D. Except as set forth in Schedule 4.13 annexed hereto, (i) neither Covanta nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Covanta or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, (ii) none of Company's or any of its Subsidiaries' Facilities constitute facilities for the treatment, storage or disposal of Hazardous Materials under RCRA or any state equivalent, and (iii) none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste in violation of RCRA or any state equivalent that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent; and

                  E. Compliance with all current requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or impose liability on any Lender or Agent.

         4.14     EMPLOYEE MATTERS.

                  Except as described in Schedule 4.14 annexed hereto with respect to the Bataan Project, there is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

         4.15     MATTERS RELATING TO COLLATERAL.

                  A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (x) the actions taken on or prior to the date hereof pursuant to subsections 3.1M, 3.1N, 5.8, 5.9 and 5.11 and (y) the delivery to Collateral Agent of any Pledged Collateral of the Loan Parties not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent, for the benefit of Secured Parties, a Lien on all of the Collateral of the Loan Parties (which Lien has priority over any other Lien on such Collateral, subject to Permitted Encumbrances and Liens permitted under subsection 6.2A), and all filings and other actions necessary or desirable to perfect and maintain the perfection and such priority of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

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

                  B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except (a) for filings or recordings contemplated by subsection 4.15A, (b) as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities, and
(c) authorizations and approvals in respect of the exercise of rights or remedies as to any collateral of any Loan Party which is subject to regulation under the Federal Power Act pursuant to Section 210(e)(2) of PURPA.

                  C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 4.15A and to evidence Liens permitted pursuant to subsection 6.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

                  D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  E. INFORMATION REGARDING COLLATERAL. All information supplied to Collateral Agent or Administrative Agent by any Loan Party (including its officers, employees, agents, advisors, representatives or counsel) with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         4.16     DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other certificate or written statement (excluding the projections, pro forma financial statements and forward looking statements contained therein and the estimates contained in such projections, pro forma financial statements and forward looking statements) furnished to Lenders by Covanta or any of its Subsidiaries, including any such Person's officers, employees, agents, advisors, representatives or counsel, for use in connection with the transactions contemplated by this Agreement, contained as of the date such representation or warranty was made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made and in light of such representations and warranties and all such prior representations and warranties, taken as a whole. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, and, accordingly, no assurances are given and no representations or warranties are made by Company or any of its Subsidiaries that any of the estimates and

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

assumptions are correct, that the projections will be achieved or that the forward looking statements expressed in such information will correspond to actual results.

         4.17     CASH MANAGEMENT SYSTEM.

                  The summary of the Cash Management System attached hereto as
Schedule 3.1P is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower has any Deposit Account which is not described in Schedule 3.1P other than Deposit Accounts permitted to be owned after the Closing Date pursuant to subsection 5.10. There has been no change to the Cash Management System since the Closing Date except such changes as are permitted under subsection 5.10 and such other changes as have been disclosed to Lenders in writing and approved by Administrative Agent.

         4.18     MATTERS RELATING TO LOAN PARTIES.

                  A. LOAN PARTIES. Neither Company nor any of its Subsidiaries owns any interest in any Domestic Subsidiary which is not a Borrower.

                  B. DOMESTIC SUBSIDIARY ASSETS. Each Domestic Subsidiary has granted a Lien in favor of Collateral Agent on substantially all of its property pursuant to the Collateral Documents.

                  C. DOMESTIC SUBSIDIARY CAPITAL STOCK. The Capital Stock of each Domestic Subsidiary which is directly owned by any Loan Party has been pledged to Collateral Agent pursuant to the Collateral Documents, except for the Capital Stock of those Domestic Subsidiaries (other than Borrowers) (i) which is subject to a Lien permitted under subsection 6.2A securing Indebtedness permitted under subsection 6.1, or (ii) the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Domestic Subsidiary.

                  D. FOREIGN SUBSIDIARY CAPITAL STOCK. 65% of the Capital Stock of each Foreign Subsidiary which is a Material Subsidiary and is directly owned by Borrowers (or such lesser percentage as is owned by Borrowers ) has been pledged to Administrative Agent pursuant to the Collateral Documents except for the Capital Stock of those Foreign Subsidiaries the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Borrower or such Foreign Subsidiary.

                  E. COMPANY CAPITAL STOCK. The outstanding common stock of Company has been pledged to Collateral Agent pursuant to the CEA Stock Pledge Agreement. No Contractual Obligations are in effect which would be violated by a pledge of the common stock of Company pursuant to the CEA Stock Pledge Agreement.

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

                  Notwithstanding the foregoing, the failure to grant a Lien after the Closing Date on assets of Company and its Subsidiaries or to pledge Capital Stock of a Subsidiary shall not constitute a breach of the representations and warranties contained in subsections 4.18B, 4.18C and 4.18D above on any date after the Closing Date if, at the time of the making of such representation or warranty on any such date, Borrowers are not otherwise in default of their obligations under subsection 5.8 and have commenced and are diligently pursuing appropriate actions to create such Lien or pledge to the extent such Lien or pledge is required under such subsection; provided, however, that nothing in this sentence shall be construed as waiving any of the conditions contained in subsection 3.1.

         4.19     INVESTIGATION.

         All obligations in existence immediately after the Closing Date (other than obligations that do not, in the aggregate, exceed $2,000,000) to extend credit or credit support or obtain the extension of credit or credit support or to make investments or expenditures with respect to existing or future Projects of any Borrower or any Subsidiary of any Borrower that are contained in Contractual Obligations or of which Borrowers are otherwise aware have been disclosed to Agents and the DIP Lenders prior to the Closing Date. Borrowers have made such inquiry and investigation as is necessary to enable Borrowers to make the representation contained in the preceding sentence.

         4.20     MATTERS RELATING TO BANKRUPTCY PROCEEDINGS.

                  A. PLAN OF REORGANIZATION. There have been no material modifications, amendments revisions or restatements of the Approved Plan of Reorganization. Any representation and warranty made by Covanta or any of its Subsidiaries in the Approved Plan of Reorganization is accurate, true and correct in all material respects as of the Closing Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were accurate, true and correct in all material respects as of such earlier date).

                  B. CONFIRMATION ORDER. The Confirmation Order has been entered by the Bankruptcy Court at least 11 days prior to the Closing Date. The Confirmation Order has not been stayed pending any appeal or petition for review or for rehearing.

         4.21     SUBORDINATED INDEBTEDNESS.

                  The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions, if any, of all Indebtedness of Company and its Subsidiaries under the Unsecured Creditor Notes.

         4.22     REPORTING TO IRS.

                  Company does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). In the event Company determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. Company acknowledges that one or more Lenders may treat their Loans as part of a transaction that is subject to Treasury Regulation section 1.6011-4

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

or section 301.6112-1, and Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

SECTION 5.        COMPANY'S AFFIRMATIVE COVENANTS

                  Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 5.

         5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Administrative Agent (and, except as expressly provided below, promptly after receipt thereof Administrative Agent will deliver a copy to each Lender):

                  (i) Budget Report; Budget and Asset Sale Update: as soon as available and in any event no later than the 15th Business Day of each month commencing with the 15th Business Day of April 2004, (a) for the month most recently ended, a report in form satisfactory to Administrative Agent reflecting the actual cash receipts and disbursements of Company and its Subsidiaries for the preceding month with respect to each line item described in the Budget for the current Fiscal Year and the percentage and dollar variance of such amounts from the projected amounts therefor set forth in (x) such Budget and (y) the Budget for the current Fiscal Year as delivered pursuant to subsection 5.1(xvi), accompanied by an Officer's Certificate from the chief financial officer of Company certifying that such report accurately presents, in all material respects, cash receipts and cash expenditures of Company and its Subsidiaries for the periods indicated, (b) a supplement to the Budget for the current Fiscal Year, in the form of such Budget, reflecting projected cash receipts and disbursements of Company and its Subsidiaries for each month and each Fiscal Quarter remaining in the current Fiscal Year with respect to each line item described in such Budget, which supplement shall be accompanied by an Officer's Certificate from the chief financial officer of Company certifying that the projections contained in such supplement are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, and (c) a report on all Asset Sales consummated prior to such date, describing in reasonable detail the properties sold, the consideration received and the expenses deducted from Gross Receipts therefor to calculate Net Asset Sale Proceeds, together with a progress report in reasonable detail describing efforts being made to sell additional assets of Company and its Subsidiaries (such progress report described in this clause (c) to be provided solely to Administrative Agent and Documentation Agent);

                  (ii) Events of Default, etc.: promptly upon any Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to

         Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (iii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of income of Company and its Subsidiaries for such Fiscal Quarter and the related consolidated statements of stockholders' equity and cash flows of Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; provided, however, that so long as Covanta files a quarterly report on Form 10Q with the Securities and Exchange Commission for any Fiscal Quarter containing consolidating financial statements for Company and its Subsidiaries, Borrowers shall be required to deliver a copy of such quarterly report in lieu of the financial statements described in this subsection 5.1(iii);

                  (iv) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) an audit report thereon of independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall (with respect to the audits for all Fiscal Years after 2003) be unqualified, shall express no doubts, assumptions or qualifications concerning the ability of Company and its Subsidiaries to continue as a going concern, and shall (with respect to the audits for all Fiscal Years including 2003) state that in the opinion of such certified public accountants

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

         such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with auditing standards generally accepted in the United States; provided, however, that so long as Covanta files an annual report on Form 10K with the Securities and Exchange Commission containing consolidating financial statements for Company and its Subsidiaries, Borrowers shall be required to deliver a copy of such annual report in lieu of the financial statements described in clause (a);

                  (v) Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (iii) and (iv) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
         Section 6, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; and (c) a certificate of the chief financial officer of Company stating that Company and its Subsidiaries have transferred to Deposit Accounts of Company located in the United States in the Cash Management System all funds of Company and its Subsidiaries on deposit in accounts located outside the United States that are required to be transferred pursuant to subsection 5.10B;

                  (vi) Reconciliation Statements: other than the fresh start adjustments required under SOP 90-7, if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (iii) or (iv) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (iii) or (iv) of this subsection 5.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (iii) or (iv) of this subsection 5.1 following such change, if required pursuant to subsection 1.2, a

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         written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vii) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iv) above, a written statement by the independent certified public accountants giving the report thereon stating that in connection with their audit, nothing came to their attention that caused them to believe that Company failed to comply with the terms, provisions or conditions of subsection 6.6, insofar as they relate to financial and accounting matters, or, if such a failure to comply has come to their attention, specifying the nature and period of existence thereof (it being understood that their audit is not directed primarily toward obtaining knowledge of non-compliance and that such accountants shall not be liable by reason of any failure to obtain knowledge of any such non-compliance that would not be disclosed in the course of their audit);

                  (viii) Accountants' Reports: promptly upon request of an Agent (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (ix) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Covanta or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Covanta or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (2) any material development in any Proceeding that, in the case of both clauses (1) and (2):

                           (I) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

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                           (II)     seeks to enjoin or otherwise prevent the
                           consummation of, or to recover any damages or obtain relief as a result of, or to contest or challenge the legality, validity or enforceability of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, an Borrower equal to or greater than $1,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA Events: with reasonable promptness upon becoming aware of the occurrence of or forthcoming occurrence of (a) any ERISA Event or (b) any event that would constitute an ERISA Event but for the requirements (in order for such event to constitute an ERISA Event) that a Lien or liability imposed as a result thereof be material, that the error giving rise thereto be in bad faith, and/or that such event would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii)    ERISA Notices: with reasonable promptness, copies of
         (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request (it being agreed that commencing on the Closing Date, on an annual basis Borrowers shall request information from each Multiemployer Plan in accordance with section 4221 of ERISA to determine the potential withdrawal liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan);

                  (xiii) Insurance: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

                  (xiv) Governing Body: with reasonable promptness, written notice of any change in the Governing Body of Company;

                  (xv) Material Contracts: promptly, and in any event within 10 Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

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

                  (xvi) Budget: no later than the 15th day of December of each year commencing with December 15, 2004, a budget for the next Fiscal Year, in the form of the Budget for the current Fiscal Year, reflecting (a) projected cash receipts and disbursements of Company and its Subsidiaries for each month and each Fiscal Quarter in the next Fiscal Year and (b) projected net cash flows of Company and its Subsidiaries for each Fiscal Year following the next Fiscal Year and ending with 2007, in each case with respect to each line item described in the Budget for the current Fiscal Year, which budget shall be accompanied by an Officer's Certificate from the chief financial officer of Company certifying that the projections contained in such budget are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made;

                  (xvii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Agent or Requisite Lenders (or by any Lender so long as such request is made through an Agent (and Agents shall be required to request from Borrowers any such information and data reasonably requested by a Lender)); and

                  (xviii) Notices from Holders of Subordinated Indebtedness: promptly, upon receipt, copies of all notices from holders of Subordinated Indebtedness or a trustee, agent or other representative of such a holder.

         5.2      EXISTENCE, ETC.

                  Except as permitted under subsection 6.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve the existence of any such Subsidiary or any such right or franchise if the management or Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         5.3      PAYMENT OF TAXES AND CLAIMS; TAX.

                  A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

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

                  B. Borrowers will not file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

         5.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

                  A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except that Company and its Subsidiaries shall not be required to perform the foregoing obligations (i) with respect to Subsidiaries or assets to which Persons other than Company and its Subsidiaries have recourse under Non Recourse Debt owed to such Persons or (ii) to the extent that failure to perform such obligations would not reasonably be expected to have a Material Adverse Effect.

                  B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Unless prohibited by contractual or other legal requirement, such policy of insurance shall (a) name Collateral Agent for the benefit of Secured Parties as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Collateral Agent for the benefit of Secured Parties as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy. As soon as practicable after the Closing Date, Company shall deliver to Administrative Agent a certificate from Borrowers' insurance broker(s) or other evidence satisfactory to it that all insurance required to be maintained pursuant to this subsection
5.4 is in full force and effect and that Collateral Agent on behalf of Secured Parties has been named as additional insured and/or loss payee thereunder to the extent required under this subsection 5.4.

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

                  C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds,
         (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes or any other purposes not prohibited under this Agreement, and
         (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A.

                  (ii) Net Insurance/Condemnation Proceeds Received by Company. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, as provided in subsection 2.4A, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing (unless Company is otherwise required to use funds by law or contract), Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A.

                  (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent or Collateral Agent. Upon receipt by Administrative Agent or Collateral Agent, as the case may be, of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) Administrative Agent or Collateral Agent, as the case may be, shall, and Company hereby authorizes Administrative Agent or Collateral Agent, as the case may be, to, apply such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A, and (b) to the extent the foregoing clause (a) does not apply Administrative Agent or Collateral Agent, as the case may be, shall deliver such Net Insurance/Condemnation Proceeds to Company, and (1) Company and its Subsidiaries may retain and apply any portion thereof that is business interruption insurance proceeds for working capital purposes or any other purposes not prohibited under this Agreement and (2) Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds that are not business interruption insurance proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided, however that if at any time Administrative Agent reasonably determines
         (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent or Collateral Agent, as the case may be, of such Net Insurance/Condemnation Proceeds, Administrative Agent or Collateral Agent, as the case may be, shall, and Company hereby authorizes

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

         Administrative Agent or Collateral Agent, as the case may be, to, apply such Net Insurance/Condemnation Proceeds as provided in subsection 2.4A.

                  Notwithstanding the foregoing, no Net Insurance/Condemnation Proceeds shall be required to be applied as provided in subsection 2.4A to the extent such application would constitute a material violation of (1) a valid Contractual Obligation (in effect on the Closing Date or arising under the documentation for Non Recourse Debt permitted to be incurred under this Agreement) in favor of or for the benefit of a Person other than Company or any of its Subsidiaries or their respective Affiliates for which the required consents have not been obtained or (2) applicable law affecting Company and its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, in the event of any conflict or inconsistency between subsection 5.4C and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

         5.5      INSPECTION RIGHTS; LENDER MEETING.

                  A. INSPECTION RIGHTS. Borrowers shall, and shall cause each of their respective Subsidiaries to, permit any authorized representatives designated by any Lender, at such Lender's expense, to visit and inspect any of the properties of such Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall, and shall cause each of their respective Subsidiaries to, permit such additional visits, inspections, and audits as Administrative Agent or Requisite Lenders may deem necessary or advisable, at any time from time to time, all at Borrowers' expense.

                  B. LENDER MEETING. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

         5.6      COMPLIANCE WITH LAWS, ETC.

                  Borrowers shall comply, and shall cause each of their Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental
Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

         5.7      ENVIRONMENTAL MATTERS.

                  A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of

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         any kind or character (excluding writings which are protected by attorney-client privilege or the work-product doctrine or confidential self-evaluative writings), whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent,
         (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or imposing liability on any Lender or Agent, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent;

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications (excluding writings which are protected by attorney-client privilege or the work-product doctrine or confidential self-evaluative writings), with respect to (a) the commencement or the threat to commence a proceeding regarding any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose liability on any Lender or Agent, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect or impose liability on any Lender or Agent;

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to
         (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or impose liability on any Lender or Agent or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations except to the extent the failure to maintain such Governmental Authorizations could not reasonably be expected to have a Material Adverse Effect or

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

         impose liability on any Lender or Agent and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or impose liability on any Lender or Agent; and

                  (v) Certain Communications. With respect to documents which would have been required to be provided to Administrative Agent pursuant to paragraph (i) or (iii) but for the parenthetical in those paragraphs, Company shall promptly upon receiving such documents provide a list identifying generally the documents not disclosed and summarizing the information contained in such documents to the extent consistent with not waiving any privilege with respect thereto. If the privilege prevents Company from summarizing the information contained in such documents Company (a) shall nevertheless advise Administrative Agent that a matter, the nature of which cannot be disclosed without waiving the applicable privilege, exists with respect to a specified Facility or Environmental Claim that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and
         (b) shall provide such other information to Administrative Agent, consistent with not waving the privilege, that Administrative Agent may reasonably request.

                  B. COMPANY'S ACTIONS REGARDING ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (except if Company and its Subsidiaries do not have standing to contest or respond to such Environmental Claim); provided, however, that Company may, without breaching the requirements of this subsection 5.7B, contest an alleged violation of Environmental Laws or an Environmental Claim in good faith by appropriate proceedings promptly instituted and diligently conducted so long as during such contest the failure to cure such violation or to respond to such Environmental Claim or discharge the obligations thereunder could not reasonably be expected to result in a Material Adverse Effect.

         5.8 EXECUTION OF THE PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

                  A. FOREIGN PLEDGE AGREEMENTS. As soon as practicable (but not more than 90 days, unless rendered impracticable by events or by action or inaction of foreign Governmental Authorities in each case beyond the control of Borrowers (as determined in the reasonable judgment of Administrative Agent)) after the Closing Date (to the extent not completed on or prior to the Closing
Date), Borrowers shall cause Foreign Pledge Agreements to be executed and delivered to Administrative Agent with respect to 65% of the Capital Stock of

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all Foreign Subsidiaries which are Material Subsidiaries and are directly owned by any Borrower (other than to the extent a pledge of such Capital Stock under the Collateral Documents would constitute a material violation of (1) a valid Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (2) applicable law affecting such Borrower or such Foreign Subsidiary), shall take all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect the Liens purported to be created in such Capital Stock under the Collateral Documents, and shall deliver to Administrative Agent an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which (i) any Borrower holding stock of the relevant Foreign Subsidiary is organized with respect to the due authorization, execution and delivery of such Foreign Pledge Agreement by such Borrower, and (ii) such Foreign Subsidiary is organized with respect to customary matters regarding enforceability, validity and perfection of such pledge.

                  B. RELEASE OF RESTRICTIONS. Borrowers shall use their good faith, commercially reasonable efforts to obtain all necessary consents from all Persons in whose favor or for whose benefit Contractual Obligations are in effect which would be violated by a pledge of the Capital Stock of any Subsidiary of a Borrower. The foregoing efforts shall be exercised so as to obtain such consents as soon as practicable but no later than 90 days after the Closing Date.

         5.9      MATTERS RELATING TO REAL PROPERTY COLLATERAL.

                  From and after the Closing Date, in the event that any Borrower acquires any fee interest in real property or any Material Leasehold Property, such Borrower shall, as soon as practicable after such Person acquires such real property or Material Leasehold Property, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, opinions, appraisals, title insurance and environmental reports as Administrative Agent may reasonably request to perfect and maintain the Liens created by the Collateral Documents, including, without limitation, deliver to Collateral Agent in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Borrower in such mortgaged property; and such opinions, appraisal, documents, title insurance, environmental reports and other documents as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent, and to assure, convey, assign, transfer and confirm unto Collateral Agent, for the benefit of the Secured Parties, the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to Administrative Agent.

         5.10     DEPOSIT ACCOUNTS; REPATRIATION OF FOREIGN CASH.

                  A. DOMESTIC DEPOSIT ACCOUNTS. Borrowers shall, and shall cause each of their Subsidiaries to, maintain the Cash Management System as described in Schedule 3.1P, as said Schedule 3.1P may be supplemented from time to time pursuant to clause (c) below, and Company and its Subsidiaries shall not open or close Deposit Accounts in the United States or

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make other changes to the Cash Management System in the United States without the written consent of Administrative Agent, except that Company and its Subsidiaries may open and maintain funds in Deposit Accounts with Collateral Agent or other depository institutions after the Closing Date so long as (a) concurrently with the opening of any such account with a depository institution other than Collateral Agent, Borrowers shall deliver to Administrative Agent a Control Agreement with respect to such account (unless after giving effect to such opening Borrowers would not be in breach of the requirement set forth in clause (b)), (b) the aggregate amount on deposit at any time in all Deposit Accounts in the United States maintained with depository institutions other than Collateral Agent for which Control Agreements have not been delivered to Administrative Agent shall not exceed $50,000, and (c) concurrently with the opening of any such account, Borrowers shall deliver to Administrative Agent a written notice setting forth the account number and the name of the relevant depository institution (it being understood that such written notice shall be deemed to supplement Schedule 3.1P annexed hereto for all purposes of this Agreement) and, if applicable, the Project to which such account relates and the primary purpose of such account.

                  B. REPATRIATION OF FOREIGN CASH. At all times Company shall, and shall cause each of its Subsidiaries to, transfer to Deposit Accounts of Company located in the United States in the Cash Management System all funds of Company and its Subsidiaries on deposit in accounts located outside the United States that can be so transferred, to the extent such transfer (i) would not constitute a violation of (a) a valid Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries for which the required consents have not been obtained or (b) applicable law affecting the relevant Foreign Subsidiary or Project, and (ii) would not result in material adverse tax liabilities for Company and its Subsidiaries; provided, however, that Company and its Subsidiaries may maintain funds that would otherwise be required to be transferred pursuant to the foregoing provision so long as (1) such funds so maintained are applied to working capital, capital expenditure, maintenance, operation, payroll and other liquidity requirements in the ordinary course of business and (2) the aggregate amount of such funds so maintained at any time does not exceed $2,000,000 in the aggregate.

         5.11     FURTHER ASSURANCES.

                  A. ASSURANCES. Without expense or cost to Agents or Lenders, each Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Administrative Agent may from time to time reasonably request and that do not involve a material expansion of Borrowers' obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Loan Documents and the Confirmation Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents and the Confirmation Order, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto Collateral Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to Collateral Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Loan Documents or the Confirmation Order, registering

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or recording this Agreement or any other Loan Document. Without limiting the generality of the foregoing, Borrowers shall deliver to Collateral Agent, promptly upon receipt thereof, all instruments received by Borrowers after the Closing Date and take all actions and execute all documents necessary or reasonably requested by Collateral Agent to perfect Collateral Agent's Liens in any such instrument or any other Investment acquired by any Borrower.

                  B. FILING AND RECORDING OBLIGATIONS. Each Borrower shall jointly and severally pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 5.11A, and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 5.11A, or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance described in subsection 5.11A, (excluding income, franchise and doing business Taxes), and shall pay all stamp Taxes and other Taxes required to be paid on the Notes or any other Loan Document; provided, however, that such Borrower may contest in good faith and through appropriate proceedings, any such Taxes, duties, imposts, assessments and charges; provided further, however, that such Borrower shall pay all such Taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from Administrative Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by Administrative Agent) accompanied by documentation verifying the nature and amount of such payments, Administrative Agent may (but shall not be obligated to) pay the amount due and Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof.

                  C. COSTS OF DEFENDING AND UPHOLDING THE LIEN. Administrative Agent may, upon at least five days' prior notice to Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of any Agent, Lenders or any Borrower, in which any Agent or any Lender is named or which Administrative Agent in its sole discretion determines is reasonably likely to materially adversely affect any Mortgaged Property, any other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Administrative Agent reasonably determines should be instituted to protect the interest or rights of Agents and Lenders in any Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. Borrowers, jointly and severally, agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Administrative Agent shall be paid pursuant to subsection 9.2 hereof.

         5.12     MOST FAVORED NATIONS PAYMENTS.

         Company shall, and shall cause each of its Subsidiaries to, extend any fees or pricing increases, to the extent such fees or pricing increases are the direct obligation of Company or its Subsidiaries, resulting from the amendment, waiver or modification, after the Closing Date, of

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

the CPIH Revolver Documents, on an equivalent basis (based in the case of fees on the respective amounts of Loan Exposure outstanding (on one hand) and the credit exposure under the CPIH Revolver Documents (on the other hand)) to the Lenders regardless of whether a particular Lender has participated in or consented to a corresponding amendment, waiver or modification (if any) of the Loan Documents, and any such payment of equivalent fees shall be paid in cash concurrently with the fees giving rise to such equivalent fees.

SECTION 6.        BORROWERS' NEGATIVE COVENANTS

                  Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all Obligations unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6.

         6.1      INDEBTEDNESS.

                  Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Borrowers may become and remain liable with respect to the Obligations and obligations under the CPIH Revolver Credit Agreement;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations and Performance Guaranties permitted by subsection 6.4 and, upon any matured obligations actually arising pursuant thereto, any Indebtedness created as a result thereof;

                  (iii) Borrowers may become and remain liable with respect to Indebtedness to any other Borrowers; provided that all such intercompany Indebtedness shall be evidenced by the Intercompany Master Note;

                  (iv) Subsidiaries of Company may, after the Closing Date, become and remain liable with respect to Indebtedness to Company or any Subsidiary of Company so long as the proceeds of such Indebtedness are applied to Investments permitted under subsection 6.3(vi) to be made by Company or any of its Subsidiaries in the Subsidiaries incurring such Indebtedness; provided that (a) no such Indebtedness may be incurred to make capital expenditures if after giving effect to such expenditures Borrowers would not be in pro forma compliance with subsection 6.6D, and (b) any such Indebtedness to any Borrower shall be evidenced by the Intercompany Master Note;

                  (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness outstanding on the Closing Date and described in Schedule 6.1(v);

                  (vi) Subsidiaries of Company may become and remain liable with respect to Indebtedness consisting of a converted equity Investment by Company or another

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         Subsidiary of Company in such Subsidiaries, provided that the underlying equity Investment was permitted under this Agreement at the time of such conversion;

                  (vii) Any Subsidiary of Company may become and remain liable with respect to Indebtedness incurred to refinance, replace, renew or extend, in whole or in part, Indebtedness of such Subsidiary permitted to remain outstanding under subsection 6.1(v); provided, that in each case (a) the terms (excluding the interest rate and fees payable with respect thereto, so long as such interest and fees on such Indebtedness are not borne directly or indirectly by Company or any of its Subsidiaries, whether through an offset to or deduction against service or operating agreement fees to Company or its Subsidiaries or otherwise) of such Indebtedness as refinanced, replaced, renewed or extended, taken as a whole (considering the economic benefits and disadvantages to Company and its Subsidiaries from such refinancing, replacement, renewal or extension, as well as the economic benefits and disadvantages to Company and its Subsidiaries of the Project to which such Indebtedness relates), shall not be more disadvantageous in any material respect to Company and its Subsidiaries and the Lenders than the Indebtedness so refinanced, replaced, renewed or extended, (b) the principal amount of the Indebtedness as refinanced, replaced, renewed or extended shall not exceed 110% of the principal amount of the Indebtedness so refinanced, replaced, renewed or extended (provided that such limitation shall not apply with respect to Indebtedness that an existing client (if such client is a Government Authority) of a Project undertakes to service through the principal lease, service or operating agreement of the applicable Project), (c) no obligee or beneficiary of such Indebtedness after such refinancing, replacement, renewal or extension shall have greater recourse to Persons for the payment or collection of such Indebtedness than the obligee or beneficiary of the Indebtedness so refinanced, replaced, renewed or extended had immediately prior to such transaction, and (d) Company shall provide to Agents reasonable prior advance written notice of such proposed refinancing, replacement, renewal or extension and copies of all material contracts or other agreements being entered into in connection therewith;

                  (viii) Company may become and remain liable with respect to Indebtedness consisting solely of its obligations under Insurance Premium Financing Arrangements, which obligations shall not exceed at any time $5,000,000 in the aggregate;

                  (ix) Borrowers may become and remain liable with respect their obligations to pay for services rendered to them and certain payments made by Covanta and its Subsidiaries (other than Company and its Subsidiaries), in each case under and in accordance with the Management Services and Reimbursement Agreement; and

                  (x) Company and its Subsidiaries may, after the Closing Date, become and remain liable with respect to Indebtedness to any Subsidiary so long as the proceeds of such Indebtedness are applied to make Investments permitted under subsection 6.3(ix); provided that all such intercompany Indebtedness shall be evidenced by the Intercompany Master Note.

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         6.2      LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any of their respective Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or authorize the filing of, or permit to remain in effect, any effective financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii) subject to the provisions of the Intercreditor Agreement, Liens granted pursuant to the Collateral Documents to secure the Obligations, the obligations of Borrowers under the CPIH Revolver Credit Agreement and the obligations to the cash management bank with respect to the Cash Management System;

                  (iii)    Liens existing on the Closing Date and described in
         Schedule 6.2 annexed hereto;

                  (iv) Liens on assets of Company or any Subsidiary of Company securing refinancing Indebtedness permitted by subsection 6.1(vii), provided that in each case the Liens securing such refinancing Indebtedness shall attach only to the assets that were subject to Liens securing the Indebtedness so refinanced and, if applicable, assets the acquisition of which was financed with the proceeds of such refinancing Indebtedness permitted by subsection 6.1(vii);

                  (v) Liens on cash collateral of Subsidiaries of Company securing Contingent Obligations permitted under subsection 6.4(v), so long as such cash is provided from funds that would not otherwise be available (due to prohibitions in the underlying agreements relating to Projects) for making dividends and distributions to Company and its other Subsidiaries;

                  (vi) Liens on cash collateral of Company securing insurance deductibles or self-insurance retentions required by third party insurers in connection with insurance arrangements entered into by Company and its Subsidiaries with such insurers in compliance with subsection 5.4B;

                  (vii) Liens securing debt service reserve funds, completion obligations and similar accounts and obligations (other than Indebtedness) of Subsidiaries of Company to Persons other than Company and its Subsidiaries and their respective Affiliates, so long as (a) each such obligation is associated with a Project, (b) such Lien is limited to (1) assets associated with such Project (which in any event shall not include assets held by any Borrower other than a Borrower whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) and/or (2) the equity interests in such Subsidiary, but in the case of clause (2) only if such Subsidiary's sole business is the ownership and/or operation of such Project

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         and substantially all of such Subsidiary's assets are associated with such Project, and (c) such obligation is otherwise permitted under this Agreement;

                  (viii) Liens created pursuant to Insurance Premium Financing Arrangements otherwise permitted under this Agreement, so long as such Liens attach only to gross unearned premiums for the insurance policies;

                  (ix) Liens on cash collateral of Subsidiaries of Company securing Contingent Obligations permitted under subsection 6.4(iv), so long as such cash is provided from funds that would not otherwise be available (due to prohibitions in the underlying agreements relating to Projects) for making dividends and distributions to Company and its other Subsidiaries; and

                  (x) Other Liens on assets of any Subsidiary of Company securing Indebtedness in an aggregate amount not exceeding $1,000,000.

                  B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Borrowers or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A and Liens created or assumed on properties or assets on which First Priority Liens created under the Collateral Documents are attached and perfected at the time of such creation or assumption, the Borrowers hereby agree that (i) they will be deemed to have automatically and without further action secured the Obligations with such Lien equally and ratably with any and all other Indebtedness, Contingent Obligations or any other obligations or debt (as defined in the Bankruptcy Code) secured thereby, and (ii) they shall take or cause to be taken such actions as Agents or Requisite Lenders deem necessary or advisable to evidence such equal and ratable Lien; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A, and the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A shall constitute an Event of Default.

                  C. NO FURTHER NEGATIVE PLEDGES. Neither Company nor any of its Subsidiaries shall enter into any agreement (other than this Agreement, the Loan Documents and the CPIH Revolver Documents) on or after the Closing Date prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to (i) specific property encumbered by a Lien permitted hereunder to secure payment of particular Indebtedness permitted to be incurred under subsection 6.1(vii) (but only to the extent that the Indebtedness being refinanced was subject to a negative pledge on the same assets), or by a Lien permitted under subsection 6.2A(v), 6.2A(vi), 6.2A(vii) or 6.2A(ix), or by a Lien permitted under subsection 6.2A(x) to the extent such Lien secures obligations incurred to finance the acquisition of such specific property, (ii) specific property to be sold pursuant to an executed agreement with respect to an Asset Sale which is permitted hereunder, (iii) specific property that is leased pursuant to a lease permitted hereunder, and (iv) provisions in the principal lease, service and operating agreements pertaining to Projects, or the partnership and financing agreements relating to Projects, so long as in each case such lease, service, operating, partnership or financing agreement is an extension, renewal or replacement of such agreement in effect as of the Closing Date, is otherwise permitted to be entered into hereunder and contains no

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more restrictive provisions relating to prohibiting the creation or assumption of any Lien upon the properties or assets of the relevant Subsidiary than the lease, service, operating, partnership or financing agreement so extended, renewed or replaced.

                  D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement or the other Loan Documents, (b) those encumbrances or restrictions applicable to Subsidiaries of Company to the extent created under documentation in existence on the Closing Date or under the CPIH Revolver Documents, (c) as may be provided in an executed agreement with respect to an Asset Sale which is permitted hereunder, and (d) provisions in the principal lease, service or operating agreements, partnership agreements and financing agreements pertaining to Projects, so long as such lease, service or operating agreements, partnership agreements and financing agreements are extensions, renewals or replacements of such agreements in effect as of the Closing Date, are otherwise permitted to be entered into hereunder and in each case contain no more restrictive provisions relating to the ability of the relevant Subsidiary to take the actions described in clauses (i) through (iv) than the agreement so extended, renewed or replaced.

         6.3      INVESTMENTS; ACQUISITIONS.

                  Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interest of any Person, or any division or line of business of any Person except:

                  (i) Company and its Domestic Subsidiaries may make and own Investments in Domestic Cash Equivalents and in such investments as are permitted or imposed under the terms of any cash collateral or debt service reserve agreement (including pursuant to the terms of any Project bond indenture) permitted hereunder; and Company's Foreign Subsidiaries may make and own Investments in Foreign Cash Equivalents to the extent permitted under subsection 5.10;

                  (ii) Borrowers may make and own additional equity Investments in other Borrowers, so long as no such Investment shall be made by one Borrower in another Borrower if (a) the latter is subject to restrictions of the type described in subsection 6.2D more adverse than restrictions of such type that are applicable to the Borrower making such Investment, or (b) such Investment shall result in the obligee or beneficiary of any Indebtedness or Contingent Obligation (other than the Obligations) having greater recourse to assets for the payment or collection of such Indebtedness or Contingent Obligation than such obligee or beneficiary had immediately prior to such Investment;

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

                  (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 6.1(iii);

                  (iv) Company and its Subsidiaries may make Consolidated Facilities Capital Expenditures permitted by subsection 6.6D;

                  (v) Company and its Subsidiaries may continue to own the Investments owned by them on the Closing Date and described in Schedule 6.3(v) annexed hereto;

                  (vi) (a) Company may make and own Investments consisting of intercompany loans to its Subsidiaries (to the extent such Subsidiaries are in existence on the Closing Date) in an aggregate amount not in excess of $1,000,000 outstanding at any time and (b) Subsidiaries may make and own Investments consisting of intercompany loans to other Subsidiaries (in each case to the extent such Subsidiaries are in existence on the Closing Date), so long as the proceeds of such loans are applied to working capital, capital expenditure, maintenance and payroll requirements in the ordinary course of business of such Subsidiaries (provided that the aggregate amount of loans outstanding pursuant to this clause (b) shall not at any time exceed $2,000,000);

                  (vii) Borrowers and their Subsidiaries may own Investments in the form of non-cash consideration received in connection with (a) Asset Sales permitted under subsection 6.7(iii) or 6.7(iv) or (b) settlements of disputes, to the extent such settlements occur in the ordinary course of business;

                  (viii) Subject to the Intercreditor Agreement, Borrowers may make payments under the Management Services and Reimbursement Agreement to the extent contractually obligated pursuant to the terms thereof; and

                  (ix) Company and its Subsidiaries may make and own Investments consisting of cash equity contributions made after the Closing Date (a) in the aggregate amount of approximately $360,000 (it being understood that such amount is the approximate Dollar equivalent of an estimate as of November 15, 2003 of the required foreign currency contribution, and thus may change based on fluctuations in currency exchange rates) in the Madurai Project (b) in an aggregate amount not to exceed $130,000 in the Samalpatti Project, and (c) in an aggregate amount not to exceed $1,600,000 in the Trezzo waste-to-energy Project, in each case so long as (1) such contributions are required to be made pursuant to the terms of a binding Contractual Obligation of Company and its Subsidiaries in effect on the Closing Date, and (2) any Capital Stock resulting from such contributions and held directly by any Borrower shall be pledged as Collateral under the Collateral Documents.

         6.4      CONTINGENT OBLIGATIONS; PERFORMANCE GUARANTIES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation or Performance Guaranty, and shall not create or become or remain liable with respect to any obligation to incur a subsequent Contingent Obligation or to post cash collateral to secure any obligation, except:

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

                  (i) Borrowers may become and remain liable (a) with respect to Contingent Obligations in respect of the Obligations, and
         (b) with respect to Contingent Obligations under the Management Services and Reimbursement Agreement;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary and appropriate indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets to the extent such Asset Sales and sales are permitted under this Agreement;

                  (iii) Company and its Subsidiaries, as applicable, may become and remain liable with respect to (a) Contingent Obligations in existence on the Closing Date and described in Schedule 6.4(iii) annexed hereto, and (b) Contingent Obligations replacing, renewing or extending Contingent Obligations described in clause (a); provided that no such replacement, renewed or extended Contingent Obligation, taken as a whole, shall be more disadvantageous in any material respect to Company and its Subsidiaries than the Contingent Obligations so replaced, renewed or extended;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of long-term or forward purchase contracts and option contracts to buy, sell or exchange commodities and similar agreements or arrangements, so long as such contracts, agreements or arrangements do not constitute Commodities Agreements;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations constituting Hedge Agreements;

                  (vi) Company and its Subsidiaries may become and remain liable with respect to usual and customary Contingent Obligations incurred in connection with insurance deductibles or self-insurance retentions required by third party insurers in connection with insurance arrangements entered into by Company and its Subsidiaries with such insurers in compliance with subsection 5.4B; and

                  (vii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under the Management Services and Reimbursement Agreement.

         6.5      RESTRICTED PAYMENTS.

                  Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that (i) Subsidiaries of Company may make payments of principal, interest and other amounts in respect of Indebtedness permitted under subsections 6.1(v) and 6.1(vii) related to Projects, in accordance with the terms of, and only to the extent required by, the indentures or other agreements pursuant to which such Indebtedness was issued, as such indentures or other agreements may be amended from time to time to the extent permitted hereunder, provided, however, that during the continuance of an Event of Default, notwithstanding anything to the contrary in this Agreement, neither Company nor any Subsidiary

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shall fund, contribute or otherwise advance amounts for payment of Indebtedness permitted under subsections 6.1(v) and 6.1(vii) related to Projects unless it has an irrevocable Contractual Obligation to make such payments; (ii) so long as no Event of Default shall have occurred and be continuing, Subsidiaries of Company may, at the time Indebtedness is refinanced or replaced as permitted under subsection 6.1 by other Indebtedness permitted under such subsection, pay principal, accrued interest and other amounts owing on such refinanced Indebtedness at such time, provided that such payments may be made with respect to Non Recourse Debt during the continuance of an Event of Default so long as such payments are from the proceeds of Non Recourse Debt permitted to be incurred hereunder and such proceeds are required to be applied to make such payments under a binding Contractual Obligation to a third party; (iii) Company and its Subsidiaries may pay any fees required to be paid to the Agents and Lenders hereunder; and (iv) Company and its Subsidiaries may make payments under and in accordance with the terms of, and only to the extent required by, the Management Services and Reimbursement Agreement and the Tax Sharing Agreement.

                  In addition, in any case where a Borrower or Subsidiary is a Joint Venture, Borrowers shall not, and shall not permit their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock of such Joint Venture held by Persons other than Borrowers or any Subsidiaries of Borrowers, except a dividend payable solely in shares of that class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Capital Stock of such Joint Venture held by Persons other than Borrowers or any Subsidiaries of Borrowers, or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of Capital Stock of such Joint Venture held by Persons other than Borrowers or any Subsidiaries of Borrowers, except in each case to the extent the relevant action described in clause (a), (b) or (c) is required pursuant to a binding Contractual Obligation in effect as of the Closing Date or pursuant to an extension, renewal or replacement of such a Contractual Obligation so long as such extension, renewal or replacement is otherwise permitted to be entered into hereunder and contains provisions no less favorable to Company and its Subsidiaries than the relevant Contractual Obligations so extended, renewed or replaced.

         6.6      FINANCIAL COVENANTS.

                  A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Adjusted EBITDA to (ii) Consolidated Cash Interest Expense, in each case for any four-Fiscal Quarter period ending at the end of any Fiscal Quarter commencing after March 31, 2004 to be less than 3.00:1.00.

                  B. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as at any date on or after June 30, 2004 to exceed 5.00:1.00.

                  C. [INTENTIONALLY OMITTED].

                  D. CONSOLIDATED FACILITIES CAPITAL EXPENDITURES. Borrowers shall not, and shall not permit their respective Subsidiaries to, make or incur Consolidated Facilities Capital

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Expenditures after the Closing Date if the aggregate amount of such expenditures financed by contributions, loans or advances from Company would exceed
$1,000,000 in the aggregate.

                  E. CERTAIN CALCULATIONS. Notwithstanding any provision of this Agreement to the contrary, (i) for purposes of calculating Adjusted EBITDA for any four-Fiscal Quarter period ending prior to the first Fiscal Quarter of 2005, Adjusted EBITDA for the third and fourth Fiscal Quarters of 2003 and the first Fiscal Quarter of 2004 shall be deemed to be equal to the correlative amounts set forth opposite such Fiscal Quarters on Schedule 6.6E annexed hereto; and
(ii) for purposes of determining compliance with subsection 6.6A for any four-Fiscal Quarter period ending prior to the last Fiscal Quarter of 2004, Consolidated Cash Interest Expense shall equal the product of (a) actual Consolidated Cash Interest Expense during the period from the Closing Date to the end of such four-Fiscal Quarter period multiplied by (b) the ratio of (1) 365 divided by (2) the number of days in such period.

         6.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

                  Borrowers shall not, and shall not permit their respective Subsidiaries to, alter the legal form of organization of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of (including by discount or compromise), in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding) or its interests in or claims against any Project, in each case whether now owned or hereafter acquired, except:

                  (i) any Borrower may be merged with or into a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Borrower; provided that, no such transaction shall result in the obligee or beneficiary of any Indebtedness or Contingent Obligation (other than the Obligations) having greater recourse to assets or Persons for the payment or collection of such Indebtedness or Contingent Obligation than such obligee or beneficiary had immediately prior to such transaction;

                  (ii) any Subsidiary of Company that is not a Borrower may be merged with or into any other Subsidiary of Company that is not a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Subsidiary that is not a Borrower; provided further, that, no such transaction shall result in the obligee or beneficiary of any Indebtedness or Contingent Obligation (other than the Obligations) having greater recourse to assets or Persons for the payment or collection of such Indebtedness or Contingent Obligation than such obligee or beneficiary had immediately prior to such transaction;

                  (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

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                  (iv)     Company and its Subsidiaries may make Asset Sales,
         provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) not less than 90% of the consideration received (other than any consideration consisting of the assumption of liabilities related to such assets) in any such Asset Sale shall be cash (it being agreed that cash the receipt of which may by the relevant terms of such Asset Sale be deferred more than six months after the date of consummation of such Asset Sale shall not be considered cash for purposes of this clause
         (b)); (c) not more than 10% of the cash consideration received by Company and its Subsidiaries in any such Asset Sale shall be received after the date of consummation of such Asset Sale; (d) any non-cash consideration received shall be reasonably satisfactory to Agents; (e) the principal documentation for each such Asset Sale shall have been delivered in advance to Agents; (f) upon consummation of each such Asset Sale, neither Company nor any of its Subsidiaries shall have any debts or obligations, contingent or otherwise, relating to the sold entities or assets (other than customary indemnification obligations and purchase price adjustment obligations incurred in connection with such Asset Sale); (g) any Indebtedness in relation to such assets shall be repaid and the related letters of credit shall be cancelled and returned to the issuers thereof; (h) any Asset Sale or series of related Asset Sales (1) in which the consideration to be received (other than the assumption of liabilities related to such assets) exceeds $15,000,0000 shall require the prior written consent of the Requisite Lenders, (2) of the Quezon Project or involving any assets or property comprising the Quezon Project shall require the prior written consent of Requisite Lenders and (3) in which the consideration to be received (other than the assumption of liabilities related to such assets) exceeds $5,000,000 shall require the delivery no later than 30 days prior to the consummation of such Asset Sale or Asset Sales of an independent appraisal of the fair market value of such assets subject thereto which appraisal shall be performed by an appraiser satisfactory to Agents and shall be in form and substance satisfactory in all respects to Agents and (i) the Net Asset Sale Proceeds of such Asset Sales shall be applied as Mandatory Payments to the extent required under subsection 2.4A;

                  (v) Any Subsidiary of Company may, if its Board of Directors determines that doing so is in the best interests of such Subsidiary, change its legal form of organization to a limited liability company, a corporation or a limited partnership; provided that (a) (1) if such Subsidiary is a Borrower, such Subsidiary shall have executed such documents as Administrative Agent reasonably deems necessary to ensure that such Subsidiary continues to be bound as a Borrower under the Loan Documents after such change and (2) if all or any portion of the equity interests of such Subsidiary are subject to Liens created under the Collateral Documents prior to such change, the same percentage of the equity interests of such Subsidiary shall continue to be subject to Liens under the Collateral Documents after such change, with such Liens being of equal or higher priority than before such change and, if perfected prior to such change, perfected, and (b) Company and its Subsidiaries shall have complied with the provisions of the Collateral Documents applicable to such change of legal form; and

                  (vi) Covanta Energy India (Balaji) Ltd. may sell approximately 372,860 shares held by it on the Closing Date in the Madurai Project entity, Madurai Power Corp. Pvt. Ltd. (the "MADURAI PROJECT ENTITY"), to the Indian local partner with respect to the

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         Madurai Project for approximately $575,000 (it being understood that such amount is the approximate Dollar equivalent of an estimate as of November 15, 2003 of the proceeds from such sale, and thus may change based on fluctuations in currency exchange rates), to the extent such local partner requires such sale so that such local partner will hold, after giving effect to such sale, up to 25.2% of the issued and outstanding Capital Stock of the Madurai Project Entity.

         6.8      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any Indebtedness permitted under subsection 6.1 among Company and its Subsidiaries or among Subsidiaries of Company, (ii) reasonable and customary salaries and fees paid to current officers and members of the Governing Bodies of Company and its Subsidiaries, provided that such salary and fee arrangements are entered into at arms' length and on terms that are no less favorable to Company or that Subsidiary, as the case may be, than those that would have been obtained at the relevant time from Persons who are not such a holder or Affiliate, (iii) reasonable and customary indemnifications and insurance arrangements for the benefit of Persons that are officers or members of the Governing Bodies of Company and its Subsidiaries on or after the Closing Date, whether such Persons are current or former officers or members at the time such indemnifications or arrangements are entered into, provided that such indemnifications and arrangements are entered into at arms' length and on terms that are no less favorable to Company or that Subsidiary, as the case may be, than those that would have been obtained at the relevant time from Persons who are not such a holder or Affiliate, (iv) the Employment Agreements in effect on the Closing Date, and any other employment agreements or benefits arrangements entered into on or after the Closing Date by Company and its Subsidiaries with employees at arms' length and on terms that are no less favorable to Company or that Subsidiary, as the case may be, than those that would have been obtained at the relevant time from Persons who are not such a holder or Affiliate, (v) payments (and other transactions) made in accordance with the terms of the Management Services and Reimbursement Agreement, the Tax Sharing Agreement and the other Related Agreements, (vi) transactions occurring on the Closing Date and described on Schedule 6.8 annexed hereto, (vii) services rendered by certain Subsidiaries for the benefit of other Subsidiaries pursuant to the terms of the intercompany service agreements described on Schedule 6.8 annexed hereto, and
(viii) the payment of reasonable legal fees and expenses incurred by law firms in which Directors of Company are affiliated for services rendered to Company and its Subsidiaries.

         6.9      RESTRICTION ON LEASES.

                  Borrowers shall not, and shall not permit any of their Subsidiaries to, become liable in any way, whether directly by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease for equipment (other than intercompany leases between

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Borrowers), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis under all such leases entered into after the Closing Date at the time in effect during the then current Fiscal Year or any future period of 12 consecutive calendar months shall not exceed $1,000,000; provided, however, that this subsection 6.9 shall not prohibit Company or its Subsidiaries from incurring obligations pursuant to the renewal, extension or replacement of leases in effect at the Closing Date so long as such leases as renewed, extended or replaced are not more disadvantageous in any material respect to Company and its Subsidiaries and the Lenders than the leases so renewed, extended or replaced.

         6.10     [INTENTIONALLY OMITTED].

         6.11     CONDUCT OF BUSINESS.

                  From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries, to engage in any business other than the energy and waste management businesses of the type in which they are engaged on the Closing Date and other activities to the extent incidental or reasonably related to such businesses.

         6.12 AMENDMENTS TO RELATED AGREEMENTS, DEBT DOCUMENTATION AND ORGANIZATIONAL DOCUMENTS.

                  Company shall not, and shall not permit any of its Subsidiaries to, amend, restate, modify or waive (or make any payment consistent with an amendment, restatement, modification or waiver of) any material provision of any of (i) the Management Services and Reimbursement Agreement or the other Related Agreements (other than the CPIH Revolver Documents), in each case if the effect of such amendment, restatement, modification or waiver, together with all other amendments, restatements, modifications or waivers made,
(a) is to impose additional material obligations on, or confer additional material rights to the holders thereof (or to other obligees with respect thereto) against, Company or any of its Subsidiaries, or (b) is otherwise adverse to the interests of the Lenders in a manner deemed material in the judgment of Agents or Requisite Lenders so notifying Agents or Company; (ii) the Organizational Documents of Company and its Subsidiaries, if the effect of such amendment, restatement, modification or waiver, together with all other amendments, restatements, modifications or waivers made, is adverse to the interests of the Lenders in a manner deemed material in the judgment of Agents or Requisite Lenders; (iii) the Subordinated Indebtedness, if the effect thereof would be to (a) change to earlier dates the dates on which any payments of principal or interest are due thereon, (b) increase the interest rate, or the portion thereof payable on a current basis in cash, applicable thereto, (c) change any event of default with respect thereto in any manner adverse to the interests of the Lenders, (d) change the redemption, prepayment or defeasance provisions thereof, (e) change the subordination provisions thereof (or of any guaranty thereof or intercreditor arrangement with respect thereto), (f) change any collateral therefor (other than to release such collateral), or (g) change any other term or provision thereof, if the effect of such change, together with all other changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness that would be materially adverse (in the judgment of Agents or Requisite Lenders so notifying Agents or Company) to Company, Agents or the Lenders, without the prior written consent of Requisite Lenders; (iv) the principal

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documents relating to Non Recourse Debt with respect to a Project if such amendment, restatement, modification or waiver, together with all other amendments, restatements, modifications and waivers made, would reasonably be expected to have a Material Adverse Effect; or (v) the CPIH Revolver Documents, unless (a) the terms of the CPIH Revolver Documents as so amended, restated, modified or waived are not more disadvantageous to Company and its Subsidiaries and the Lenders (in a manner deemed material by Agents or Requisite Lenders so notifying Agents or Company) than the CPIH Revolver Documents in effect on the Closing Date (it being understood and agreed that any amendment, restatement, modification or waiver having the effect of increasing the amount of, or reducing, delaying or waiving any otherwise required reduction in the amount of, any commitment to extend loans under the CPIH Revolver Documents shall be deemed to be more disadvantageous for purposes of this clause (a) without further notice or other action by Agents or Requisite Lenders), (b) the aggregate amount of Indebtedness outstanding, and additional commitments to extend credit, if any, under the CPIH Revolver Documents as so amended, restated, modified or waived, do not exceed the aggregate amount of the commitments to extend credit in effect under the CPIH Revolver Documents on the Closing Date, (c) the obligations under (and the Liens securing) such CPIH Revolver Documents as so amended, restated, modified or waived are subject to the Intercreditor Agreement on terms substantively identical to the terms applicable to the obligations in effect under the CPIH Revolver Documents on the Closing Date, and (d) Company provides to Agents reasonable prior advance written notice of such proposed amendment, restatement, modification or waiver and copies of all material contracts or other agreements being entered into in connection therewith).

         6.13     END OF FISCAL YEARS; FISCAL QUARTERS.

                  Company shall not, and shall not permit any of its Subsidiaries to change the end of the Fiscal Year of Company or any of its Subsidiaries from December 31st.

         6.14     AMENDMENT TO PENSION PLANS.

                  Borrowers shall not amend or modify any Pension Plan after the Closing Date in any manner that results in or would reasonably be expected to result in an increase in the amount of unfunded benefit liabilities (as such unfunded benefit liabilities are determined in accordance with subsection 4.11D hereof), unless such amendment or modification is required under applicable law.

SECTION 7.        EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENT OF DEFAULT") shall occur:

         7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Borrowers to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay any Mandatory Payment when due; or

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failure by Borrowers to pay any interest or any fee or any other amount due under this Agreement within five days after the date due; or

         7.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Company or any of its Subsidiaries (other than the Magellan Subsidiary) to pay when due any principal of or interest on or any other amount payable in respect of (a) the CPIH Revolver Documents, (b) the Management Services and Reimbursement Agreement, (c) any one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1 or in clause (a) above or clause (d) below) or Contingent Obligations or Performance Guaranties, in each case in the principal amount of $2,000,000 or more, individually or in the aggregate, or (d) Non Recourse Debt of Subsidiaries of Company in the principal amount of $6,000,000 or more, individually or in the aggregate (provided that Non Recourse Debt incurred in connection with one or more Projects to which less than $2,000,000 in the aggregate of the operating income of Company and its Subsidiaries (on a consolidated basis) is attributable for the 12-month period immediately preceding the failure to pay such interest, principal or other amounts shall not be considered Indebtedness or Non Recourse Debt solely for purposes of this clause (d)), in each case beyond the end of any grace period provided therefor; or

                  (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) the CPIH Revolving Documents or the Management Services and Reimbursement Agreement, (b) one or more items of Indebtedness (other than Non Recourse Debt) or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (c) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), or

         7.3      BREACH OF CERTAIN COVENANTS.

                  Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 5.2 or Section 6 of this Agreement; or

         7.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by CEA or Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by CEA or Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

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         7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company or such Loan Party of notice from Administrative Agent or any Lender of such default; or

         7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                  (ii) an involuntary case shall be commenced against CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary) shall make any assignment for the benefit of creditors; or

                  (ii) CEA or Company or any of its Subsidiaries (other than the Magellan Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability,

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

         to pay its debts as such debts become due; or the Governing Body of Company or any of its Subsidiaries (other than the Magellan Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

         7.8      JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving (a) in any individual case an amount in excess of $2,000,000 or (b) in the aggregate at any time an amount in excess of $2,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries (other than the Magellan Subsidiary) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         7.9      DISSOLUTION.

                  Any order, judgment or decree shall be entered against CEA or Company or any of its Material Subsidiaries decreeing the dissolution or split up of CEA or Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         7.10     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events that individually or in the aggregate result in or are reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist as of January 1 of any year (based on, with respect to each Pension Plan, the actuarial valuation as of such January 1, or if no such valuation was performed as of such January 1 but was performed within the preceding 12 months, the date as of which the valuation was so performed), unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA, but determined on the basis of the actuarial assumptions used for funding purposes with respect to a Pension Plan (as set forth in Section 412 of the Internal Revenue Code, including where applicable, the interest rate assumptions set forth in Section 412(l) of the Internal Revenue Code)), in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), in excess of (i) $20,000,000 in the event the Assumptions are generally as favorable as the Assumptions used in the 2003 plan year valuations with respect to such Pension Plans, or (ii) $26,000,000 in the event the Assumptions are generally less favorable than the Assumptions used in the 2003 plan year valuations with respect to such Pension Plans; or

         7.11     MATERIAL ADVERSE EFFECT.

                  Any event or change shall occur after the date of this Agreement that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

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         7.12     CHANGE IN CONTROL.

                  A Change in Control shall have occurred; or

         7.13 INVALIDITY OF INTERCREDITOR AGREEMENT; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                  At any time after the execution and delivery thereof, (i) the Intercreditor Agreement for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document (with respect to the obligations thereunder of CEA, Company or any Material Subsidiary of Company) shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Secured Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien (with the priority set forth in subsection 4.15A) in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Collateral Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

         7.14     TERMINATION OF MATERIAL CONTRACTS.

                  Any Material Contract of the type described in clause (i) of the definition of Material Contract, or any power purchase agreement to which Company or any of its Subsidiaries is a party relating to a Project (other than the power purchase agreement relating to the Magellan Project unless the termination of such agreement would result in a Material Adverse Effect), shall be terminated by Company or any of its Subsidiaries or by the counterparty or counterparties thereto, if such termination is enforceable by Company, such Subsidiary, or such counterparty or counterparties, unless such Material Contract is replaced within ten (10) days after such termination with a contract that is reasonably acceptable to the Requisite Lenders and on substantially the same economic terms as the relevant Material Contract being terminated; or

         7.15     DEFAULT UNDER EXISTING IPP INTERNATIONAL PROJECT GUARANTIES.

                  Failure by Covanta or any of its Subsidiaries to pay when due any principal of, interest on or any other amount payable in respect of any Existing IPP International Project Guaranty (other than the failure to pay amounts that are being actively contested by such Person in good faith by appropriate proceedings, so long as the beneficiary of such Existing IPP International Project Guaranty has not exercised any remedy against Company or any of its Subsidiaries thereunder, under applicable law or otherwise as a result of such failure):

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by

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each Borrower, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate.

                  Any amounts described in clause (b) above, when received by Collateral Agent, shall be held by Collateral Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided (subject to the terms of the Intercreditor Agreement).

                  Further upon the occurrence and during the continuance of any Event of Default, subject to the Intercreditor Agreement, Administrative Agent and Collateral Agent may, and upon the written request of Requisite Lenders shall, (i) exercise all rights and remedies of Administrative Agent or Collateral Agent set forth in any of the Collateral Documents, in addition to all rights and remedies allowed by, the United States and of any state thereof, including but not limited to the UCC, and (ii) revoke Borrowers' rights to use cash collateral in which Administrative Agent or Collateral Agent has an interest. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

SECTION 8.        ADMINISTRATIVE AGENT

         8.1      APPOINTMENT.

                  A. APPOINTMENT OF ADMINISTRATIVE AGENT. Bank of America is hereby appointed Administrative Agent hereunder and under the other Loan Documents and Deutsche Bank is hereby appointed Documentation Agent hereunder. Each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1C) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any other Loan Party.

                  B. CONTROL. Each Lender and Administrative Agent hereby appoint each other Lender as agent for the purpose of perfecting Collateral Agent's security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

         8.2      POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such

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Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its Affiliates, agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any Borrower; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon an Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Borrower to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6).

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                  D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders. The Lenders acknowledge that, pursuant to such activities, Deutsche Bank or Bank of America or their respective Affiliates may receive information regarding a Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the relevant Agent shall be under no obligation to provide such information to them.

         8.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         8.4      RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be

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insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         8.5      SUCCESSOR AGENTS.

                  Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and an Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Agent. If, within 30 days after the date of an Agent's notice of its intention to resign, no successor to such Agent shall have been so appointed by Requisite Lenders, then such Agent's resignation shall become effective on such date without the need for any further action and the Lenders shall be deemed to have been appointed as successor to such Agent hereunder and shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until the appointment by Requisite Lenders of some other successor to such Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor to an Agent, including, the Lenders as successor to an Agent (who shall be deemed to have accepted such appointment pursuant to this subsection 8.5), such successor to such Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

         8.6      COLLATERAL DOCUMENTS AND INTERCREDITOR AGREEMENT.

                  Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into and to be the agent for and representative of Lenders under the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 9.6, all Lenders). Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof and of the Intercreditor Agreement, and (2) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the

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purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

         8.7      ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 9.2) allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 9.2.

                  Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.        MISCELLANEOUS

         9.1      SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN
                  LOANS.

                  A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 9.1). Neither any Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or

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implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No Lender shall be permitted to assign any portion of its rights or obligations hereunder to any other Person if, upon giving effect to such assignment, Borrowers would be obligated to pay such assignee amounts greater than the amounts, if any, which Borrowers would have been required to pay such assigning Lender under subsection 2.6 or 2.7 if such assignment did not occur.

                  B. ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a) except
         (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Loan Exposure of the assigning Lender and the assignee subject to each such assignment shall not be less than $2,500,000, determined as of the date the Assignment Agreement with respect to such assignment is delivered to Administrative Agent or, if a trade date is specified in the Assignment Agreement, as of such trade date, unless Administrative Agent otherwise consents, such consent not to be unreasonably withheld or delayed, (b) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $5,000, and the Eligible Assignee, if it shall not be a Lender prior to such assignment, shall deliver to Administrative Agent a counterpart to the Intercreditor Agreement and such documents and information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.6B(iii), and no such assignment shall be effective unless and until such Assignment Agreement is accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii), (c) except in the case of an assignment to another Lender, Administrative Agent shall have consented thereto (which consent shall not be unreasonably withheld or delayed (it being understood that nothing in this clause (c) shall affect the requirement that the relevant assignee meet the requirements in the definition of Eligible Assignee and any other applicable requirements of this Agreement)), and (d) any assignment of Loan Exposure of the assigning Lender shall also constitute and be deemed to be an assignment of a ratable portion of the assigning Lender's right after such assignment is consummated to have a portion of its outstanding Prepetition Secured Claims equal to its Pro Rata Share of any Permitted Supplemental Loan Amount converted to (and deemed to be a loan made by such assigning Lender as) a Loan pursuant to subsection 2.1A(ii). Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, (y) the assignee shall be a party to the Intercreditor Agreement and, to the extent that rights and obligations have been assigned

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         to it pursuant to such Assignment Agreement, shall have the rights and obligations of a "Creditor Party" thereunder (as such term is defined in the Intercreditor Agreement) and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.9B) and be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsection 9.9). The assigning Lender of any Commitments and/or Loans shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1D, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit I annexed hereto, as the case may be, with appropriate insertions, to reflect the new outstanding Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 9.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 9.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 9.1C. Except as otherwise provided in this subsection 9.1, no Lender shall, as between Borrowers and such Lender, or as between Agents and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or Loans, or the other Obligations owed to such Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.6B(iii), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

                  C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to one or more Persons (other than a natural Person or any Borrower or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Agents and Lenders

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shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the Maturity Date or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 9.1C, each Borrower agrees that each Participant shall be entitled to the benefits of subsection 2.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 9.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 9.4 as though it were a Lender; provided that such Participant agrees to be subject to subsection 9.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsection 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Borrowers' prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.6.

                  D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.20.

                  F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree, (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; and (iii) that it will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

                  G. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of the Loans or any other Obligations owed to such Lender hereunder, and its one or more Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between

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Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         9.2      EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Loan Parties (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on their part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental and insurance requirements;
(iii) the reasonable fees, expenses and disbursements of advisors and counsel to Agents (including O'Melveny & Myers LLP, counsel to Agents, and Ernst & Young Corporate Finance LLC) in connection with the negotiation, preparation, execution, interpretation or administration of the Loan Documents and any proposed consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and Collateral Agent and of counsel providing any opinions that Agents or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents (including Ernst & Young Corporate Finance LLC) employed or retained by Agents or their counsel; (vi) all the actual costs and reasonable expenses incurred in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agents in connection with the syndication of the Commitments; and (viii) all the actual costs and reasonable expenses, including reasonable attorneys' fees and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to the Chapter 11 Cases or any other insolvency or bankruptcy proceedings.

         9.3      INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified

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Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents and the Chapter 11 Cases (it being understood that such Indemnified Liabilities arising out of the Chapter 11 Cases shall apply solely to Indemnitees in their capacities as Agents and Lenders or officers, directors, employees, agents and affiliates of Agents or Lenders, and not in any other capacities) or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral), (ii) the statements contained in the commitment letter delivered by any Lender with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         9.4      SET-OFF.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of any

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Borrower or any other Loan Party against and on account of the obligations and liabilities of any Borrower or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, or any other Loan Document, irrespective of whether or not (i) any Agent or any Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         9.5      RATABLE SHARING.

                  A. Subject at all times to their obligations under the Intercreditor Agreement, Lenders hereby agree among themselves that if any of them shall, whether by voluntary or involuntary payment or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Loans, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents with respect to Obligations (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 9.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an assignment agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender and to Administrative Agent.

                  B. COSTS OF COLLECTION. Notwithstanding anything in this subsection 9.5 to the contrary, in the event any one or more Lenders (for purposes of this subsection 9.5B, "ENFORCING

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LENDERS") receives any amounts that are subject to the sharing provisions of subsection 9.5A as a result of such Enforcing Lender or Enforcing Lenders, but not any Agents or all Lenders, commencing Proceedings to recover such amounts, no Lender that is not an Enforcing Lender shall be entitled to the benefits of subsection 9.5A with respect to the amounts received by such Enforcing Lenders
(i) unless and until such Lender has paid its Pro Rata Share of the out-of-pocket costs and expenses (including legal fees and expenses of counsel to such Enforcing Lenders) incurred by such Enforcing Lenders in connection with such Proceedings or (ii) in any greater amount at any time than such Lender would be entitled to receive under such subsections if all Lenders paid their Pro Rata Shares of such costs and expenses.

         9.6      AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or the Loan Documents, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of: (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) increase the maximum aggregate amount of such Lender's Commitment, (3) postpone the scheduled final maturity date of the Loans, (4) postpone the date on which any interest or any fees are payable, (5) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2C) or the amount of any fees payable hereunder, or (6) change in any manner or waive the provisions contained in subsection 7.1; (b) each Lender, (1) change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) release any Lien granted in favor of Administrative Agent or Collateral Agent with respect to all or substantially all of the Collateral (except that such Lien may be released on all or substantially all Collateral to the extent such release is required in connection with an Asset Sale or Asset Sales permitted under this Agreement), or release any substantial portion of Borrowers from their obligations under this Agreement (except that all or any number of Borrowers may be released from such obligations to the extent such release is required in connection with an Asset Sale or Asset Sales permitted under this Agreement), or (4) change in any manner or waive the provisions contained in subsection 9.6; (c) Administrative Agent and Documentation Agent, change in any manner the definition of "Eligible Assignee"; and (d) the relevant Agent, affect the rights or duties of such Agent (in its capacity as such Agent) under this Agreement or any other Loan Document; and provided, however, that no concurrence of any Lender or Lenders shall be required (I) for any amendment, modification, termination or waiver of any provision of subsection 9.25 that only affects the rights and obligations of Debenture Disbursing Agent under this Agreement and the Loan Documents, so long as Agents and Borrowers (and, after execution hereof, the Debenture Disbursing Agent) approve such amendment, modification, termination or waiver; and (II) for any amendment, modification, termination or waiver of any provision of subsection 9.25 that only affects the rights and obligations of Allowed Class 6 Disbursing Agent under this Agreement and the Loan Documents, so long as Agents and Borrowers (and, after execution

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hereof, the Allowed Class 6 Disbursing Agent) approve such amendment, modification, termination or waiver.

                  In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note; and (ii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent or Documentation Agent shall be effective without the written concurrence of Administrative Agent or Documentation Agent, as the case may be. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower or Borrowers in any case shall entitle any Borrower or Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers. Administrative Agent agrees that promptly after the effectiveness of any amendment, termination, supplement, waiver or other modification of this Agreement it shall provide, or cause to be provided, to each Lender a copy thereof to the extent such a copy is available to Administrative Agent.

         9.7      INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         9.8      NOTICES; EFFECTIVENESS OF SIGNATURES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service or (subject to the following paragraphs in this subsection 9.8) electronic mail and shall be deemed to have been given (a) when delivered in person or by courier service, (b) upon receipt of telefacsimile in complete and legible form, (c) three Business Days after depositing it in the United States mail with postage prepaid and properly addressed, or (d) in the case of communications delivered by electronic mail to the extent provided in the following paragraph, as provided pursuant to such paragraph; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

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                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 hereof if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

         9.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein or in any other Loan Document shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6, 9.2, 9.3, 9.4, 9.19 and 9.20 and the agreements of Lenders set forth in subsections 8.2C, 8.4, 9.5, 9.19 and 9.20 shall survive the payment of the Loans, and the termination of this Agreement (and the benefits to a Lender of such agreements of Borrowers shall survive such Lender's ceasing to be a party hereto pursuant to subsection 9.1B).

         9.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.11     MARSHALLING; PAYMENTS SET ASIDE.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the

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proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         9.12     SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         9.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  To the extent permitted by law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

         9.14     RELEASE OF SECURITY INTEREST .

                  Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement and the Intercreditor Agreement or, subject to the Intercreditor Agreement, to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release from Collateral Agent, such Loan Party shall deliver to Administrative Agent and Collateral Agent an Officer's Certificate (i) stating that the Collateral subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and of the Loan Documents and (ii) specifying the Collateral being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Collateral Agent shall, at such Loan Party's expense, so long as Collateral Agent (a) believes in good faith that the facts stated in such Officer's Certificate are true and correct and (b), if the sale or other disposition of such item of Collateral constitutes an Asset Sale, shall have received evidence satisfactory to it

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that arrangements satisfactory to it have been made for delivery of the Net
Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral, as may be reasonably requested by such Loan Party. In the event of any conflict or inconsistency between this subsection 9.14 and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

         9.15     HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         9.16     APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER OR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

         9.17     CONSTRUCTION OF AGREEMENT.

                  Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, that it has had full and fair opportunity to review and revise the terms of this Agreement, and that this Agreement has been drafted jointly by all of the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

         9.18     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK (AS ANY AGENT, AGENTS, LENDER OR LENDERS BRINGING SUCH ACTION MAY ELECT IN ITS OR THEIR SOLE DISCRETION). BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I)      ACCEPTS (AND SUBMITS TO) GENERALLY AND
         UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

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                  (III)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
         PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

         9.19     WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
9.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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         9.20     CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event a Lender may make (a) disclosures to Affiliates and professional advisors of such Lender, (b) disclosures reasonably required by (i) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein, or (ii) any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such assignee, transferee, participant, contractual counterparty or professional advisor agrees to keep such information confidential to the same extent required of Lenders hereunder, (c) disclosures to any court or tribunal (whether or not pursuant to subpoena) in connection with any action arising out of or related to this Agreement, or (d) disclosures required or requested by any Government Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

                  Notwithstanding anything herein to the contrary, information required to be treated as confidential by reason of the foregoing shall not include, and Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their respective Affiliates) (collectively, the "LENDER PARTIES") may disclose to any and all Persons, without limitation of any kind, (x) any information with respect to United States federal and state income tax treatment and United States federal income tax structure of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other non-public business or financial information that is unrelated to such tax treatment or facts, and (y) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Lender Parties.

         9.21     RELEASE OF PARTIES; WAIVERS.

                  A. Each Borrower, on behalf of itself and each of its Subsidiaries (collectively, the "RELEASORS"), hereby releases, remises, acquits and forever discharges each Agent, each Lender (in its capacity as a Lender hereunder and as a lender, collateral agent or depository and in any other capacity under or in connection with the Prepetition Credit Documents or the DIP Credit Documents), each other Prepetition Lender and DIP Lender (in its capacity as a lender, collateral agent or depository and in any other capacity under or in connection with the Prepetition Credit Documents or the DIP Credit Documents), and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, any of the other Loan Documents, the Prepetition Credit Documents, and DIP Credit Documents or the administration or enforcement of any of such documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each Releasor acknowledges that the agreements in this subsection are intended to be in full satisfaction of all or any alleged injuries or damages suffered or incurred by such Releasor arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the Closing Date to payment or performance of the Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

         9.22     NO FIDUCIARY DUTY.

                  No Agent nor any Lender has or shall have, by reason of this Agreement or any of the Loan Documents, a fiduciary relationship in respect of, or a fiduciary duty to, any Borrower, Borrowers, any other Loan Party or Loan Parties, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         9.23     COUNTERPARTS; EFFECTIVENESS.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto; provided, however, that notwithstanding a failure by one or more Lenders to execute a counterpart hereof, this Agreement shall become effective on the Closing Date so long as all Agents and Borrowers shall have executed and delivered a counterpart hereof and all conditions described in subsection 4.1 have been satisfied or waived in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, but subject to the

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provisions of subsection 9.25, the Loan of any Lender that fails to execute a counterpart hereof on the Closing Date shall not be distributed to such Lender until such Lender executes a counterpart of this Agreement and of the Intercreditor Agreement.

         9.24     NO THIRD PARTY BENEFICIARIES.

                  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees and Released Parties related to Agents, and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         9.25     DISBURSING AGENTS; NON-CONFIRMING HOLDERS.

                  A. PROVISIONS APPLICABLE TO NON-CONFIRMING HOLDERS AND DISBURSING AGENTS. Anything contained in this Agreement or the other Loan Documents to the contrary notwithstanding, the provisions of this subsection
9.25 shall apply with respect to (I) each Non-Confirming Holder (this and other capitalized terms used in this subsection 9.25 and not otherwise defined in this Agreement are used as defined in subsection 9.25B), (II) each of the Disbursing Agents, and (III) each Loan that would, but for this subsection 9.25, be held by each Non-Confirming Holder on the Closing Date.

                  (i) Notwithstanding anything in subsection 2.1A to the contrary, on the Closing Date and the Determination Date, a portion of the Loans equal to the percentage of all Loans reflected on Schedule
         2.1 opposite the name of the Allowed Class 6 Disbursing Agent shall be allocable to the Allowed Class 6 Disbursing Agent subject the terms and conditions set forth in this subsection 9.25, and a portion of the Loans equal to the percentage of all Loans reflected on Schedule 2.1 opposite the name of the Debenture Disbursing Agent shall be allocable to the Debenture Disbursing Agent subject to the terms and conditions set forth in this subsection 9.25 (including any adjustments as a result of any deemed assignments of such Loans by the Debenture Disbursing Agent pursuant to this subsection 9.25). Notwithstanding that the Loans referenced in the preceding sentence are reflected on
         Schedule 2.1 as being allocable to Debenture Disbursing Agent or Allowed Class 6 Disbursing Agent, as the case may be, none of the Debenture Disbursing Agent, the Allowed Class 6 Disbursing Agent nor any of the Non-Confirming Holders shall receive any Loans (and each of such Loans and the status (and rights and obligations) of any such Persons as a Lender or as a holder of Debenture Interests or Allowed Class 6 Interests shall be suspended) until (a) in the case of the Debenture Disbursing Agent and the Non-Confirming Holders with respect to Debenture Interests, the Debenture Closing Date, or (b) in the case of the Allowed Class 6 Disbursing Agent and the Non-Confirming Holders with respect to Allowed Class 6 Interests, the Allowed Class 6 Closing Date; provided, however, that the foregoing provisions of this sentence shall cease to apply with respect to any Non-Confirming Holder that becomes a Lender in accordance with clause (iii) of this subsection 9.25A. On the Debenture Closing Date and the Determination Date (if the Debenture Closing Date shall have occurred prior to the Determination
         Date), the portion of the Loan allocable to the Debenture Disbursing Agent as aforesaid, the delivery of which at such time remains suspended pursuant to the preceding sentence, shall be distributed to the Debenture Disbursing Agent; and on the Allowed Class 6 Closing Date and the Determination Date (if the Allowed Class 6 Closing Date shall have occurred prior to the Determination Date), the portion of the Loan allocable to the Allowed Class 6 Disbursing Agent as aforesaid, the delivery of which at such time remains suspended pursuant to the preceding sentence, shall be distributed to the Allowed Class 6 Disbursing Agent. All Loans that would otherwise be distributed on the Allowed Class 6 Closing Date or the Determination Date (if the Allowed Class 6 Closing Date shall have occurred prior to the Determination Date) on account of Allowed Class 6 Interests shall be held on such date by the Allowed Class 6 Disbursing Agent; and all Loans that would otherwise be distributed on the Debenture Closing Date or the Determination Date (if the Debenture Closing Date shall have occurred prior to the Determination Date) on account of 9.25% Debentures shall be held on such date by the Debenture Disbursing Agent.

                  (ii) For so long as Debenture Disbursing Agent or Allowed Class 6 Disbursing Agent holds Loans that would otherwise have been Loans deemed made directly by or distributed directly to Non-Confirming Holders, such Disbursing Agent shall be the Lender of record with respect to such Loans held by it (and the corresponding Commitments and Loan Exposure), except that no Disbursing Agent shall be deemed a "Lender" for purposes of voting on any matters (including the granting of any approvals, consents or waivers) with respect to any of the Loan Documents; provided, however, that this clause (ii) shall not be construed as permitting, without the prior written consent of the relevant Non-Confirming Holder, (a) modification of the rights, duties or obligations under the Loan Documents (other than with respect to voting on any matters) of any Disbursing Agent or of the Non-Confirming Holders for whom such Disbursing Agent serves as record Lender, without concurrent and corresponding modification of the rights, duties and obligations of Lenders other than such Disbursing Agent, (b) the Loan Documents to be modified to require that any Disbursing Agent or Non-Confirming Holder make any loan, advance or other extension of credit to, or incur any additional obligation to, any Borrower or any other Person on or after the Closing Date, other than the Loans and monetary obligations pursuant to the provisions of the Credit Documents in effect on the Closing Date, or (c) modification of the provisions of this subsection 9.25 in a manner that is adverse in any material respect to the Disbursing Agents or the Non-Confirming Holders. For the avoidance of any doubt, the Loans, Commitments and Loan Exposure of each Disbursing Agent shall be excluded in calculating the number or percentage of Loans, Commitments, Loan Exposure and/or Lenders whose votes are required and obtained (or not obtained, as the case may be) for purposes of voting on any matters with respect to any of the Loan Documents.

                  (iii) Each Non-Confirming Holder shall hold a Debenture Interest or an Allowed Class 6 Interest, as applicable, and shall not be deemed a Lender for any purpose under this Agreement, except that a Non-Confirming Holder may elect to become a Lender solely with respect to its Debenture Interest by executing and delivering to Administrative Agent and Disbursing Agent a Lender Acknowledgement and satisfying the other applicable requirements for becoming a Lender set forth in this subsection 9.25; provided, that a Non-Confirming Holder shall not be permitted at any time to become a Lender with respect to its Allowed Class 6 Interest, and a Non-

         Confirming Holder may not execute and deliver to Administrative Agent a Lender Acknowledgement with respect to the Debenture Interest held by it except during the following periods: (a) the 45-day period commencing with the Closing Date, (b) the 30-day period after the date of delivery to the Debenture Disbursing Agent of any notice described in clause (v) of this subsection 9.25A, and (c) solely in the case of a Non-Confirming Holder who is not a Non-Confirming Holder as of the Debenture Closing Date, the 30-day period after such Non-Confirming Holder validly receives a Debenture Interest by assignment or purchase from another Non-Confirming Holder. Each Lender Acknowledgement shall apply with respect to all Debenture Interests of such Non-Confirming Holder, and upon receipt by Administrative Agent of such executed Lender Acknowledgement (together with, if such Non-Confirming Holder was not a Non-Confirming Holder on the Debenture Closing Date, a representation that such Non-Confirming Holder is an Eligible Assignee and payment of a processing and recordation fee to Administrative Agent of $5,000 (in addition to any fee payable to the Debenture Disbursing Agent)), any forms, certificates or other evidence with respect to United States federal income tax withholding matters that an assignee of Loans would be required to deliver to Administrative Agent pursuant to subsection 9.1B(i), and the ratable portion of the Agent Indemnification Amount (if any) owed with respect to the Loans to be deemed assigned by the Debenture Disbursing Agent to such Non-Confirming Holder, Administrative Agent shall accept such Lender Acknowledgment, the Debenture Disbursing Agent shall confirm to Administrative Agent the amount of the Debenture Interest held by such Non-Confirming Holder, such Non-Confirming Holder shall cease to be a Non-Confirming Holder and shall thereupon become a Lender for all purposes under the Loan Documents holding a Loan and Commitment in amounts equal to the amounts so confirmed by the Debenture Disbursing Agent, the Debenture Disbursing Agent shall be deemed to have assigned such Loan and Commitment to such Lender on such date for all purposes of this Agreement, and Administrative Agent shall record such assignment information in the Register.

                  (iv) The disbursing agreement entered into by the Debenture Disbursing Agent shall establish the procedures and conditions regarding the sale, assignment or transfer by Non-Confirming Holders of the Debenture Interests, and the Debenture Disbursing Agent shall not amend, modify or waive such procedures and conditions and shall not permit Non-Confirming Holders to sell, assign or transfer such interests without complying with such procedures and conditions, and shall not recognize any purported sale, assignment or transfer that fails to so comply.

                  (v) Borrowers shall notify Administrative Agent and the Debenture Disbursing Agent in writing not less than 30 days prior to seeking any amendment, waiver or other modification to the Loan Documents that would require the approval or concurrence of all Lenders. Any notice provided pursuant to this clause (v) shall be provided by facsimile transmission and shall be deemed to have been given upon receipt of such facsimile by Administrative Agent and the Debenture Disbursing Agent in complete and legible form. Promptly after receipt of such notice, the Debenture Disbursing Agent shall notify the relevant Non-Confirming Holders promptly in accordance with its procedures established for such purposes. No such amendment, waiver or modification shall be deemed to be effective prior to the expiration of such 30-day period.

                  (vi) Until such time as the Indemnity Shortfall (as defined below), if any, of a Disbursing Agent shall have been reduced to zero, any payment of amounts with respect to the Loan of such Disbursing Agent shall be applied first to pay such Disbursing Agent's unpaid portion of the Agent Indemnification Amount (as defined below), so as to reduce the Indemnity Shortfall of such Disbursing Agent, and Administrative Agent shall make such application prior to paying any amounts with respect to the Loans of such Disbursing Agent.

                  (vii) No Disbursing Agent shall be entitled after the Closing Date to receive any non-public information obtained pursuant to the requirements of this Agreement that has been identified by Company as confidential, no Agent shall be required to provide any such information to any of the Disbursing Agents. Nothing in this Agreement, express or implied, shall be construed to confer upon any Non-Confirming Holder that does not become a Lender any legal or equitable right, remedy or claim under or by reason of this Agreement; no Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Disbursing Agent or any Non-Confirming Holder; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon an Agent any obligations to any Disbursing Agent or any Non-Confirming Holder in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  (viii) All payments required to be made pursuant to any provision of the Loan Documents on account of the Loans held by a Disbursing Agent shall be made to such Disbursing Agent (a) in the case of payments to the Debenture Disbursing Agent, for distribution by the Debenture Disbursing Agent to Non-Confirming Holders on account of Debenture Interests, and (b) in the case of payments to the Allowed Class 6 Disbursing Agent, for distribution by the Allowed Class 6 Disbursing Agent to Non-Confirming Holders on account of Allowed Class 6 Interests.

                  (ix) No recourse shall be had for the payment of any of the Agent Indemnification Obligations against any Disbursing Agent or any Non-Confirming Holder individually or personally, or any successor or Affiliate of such Disbursing Agent or such Non-Confirming Holder, or any of the assets of any of the aforesaid Persons, it being understood that the sole remedy available to Agents pursuant to the Loan Documents with respect to the Agent Indemnification Amount owed by Non-Confirming Holders shall be deduction of the amount of the Indemnity Shortfall from payments otherwise required to be made to such Disbursing Agents pursuant to the Loan Documents, as set forth in clause (vi) above and in the Intercreditor Agreement.

                  (x) Each Disbursing Agent shall maintain (and make available for inspection by Administrative Agent upon reasonable prior notice at reasonable times) a register for the recordation of, and shall record, the names and addresses of each Non-Confirming Holder and the Debenture Interest or Allowed Class 6 Interest (to the extent determinable), as the case may be, of such Non-Confirming Holder from time to time. Administrative Agent and Disbursing Agent shall deem and treat the Persons listed as Non-Confirming Holders in such register as the holders and owners of the corresponding Debenture Interests or Allowed Class 6 Interests listed therein for all purposes hereof, and any such recordation shall be conclusive and binding on Agents and Borrowers, and each Agent shall be entitled to rely, and shall be fully protected in relying, upon such register. Failure to make any such recordation, or any error in such recordation, shall not affect any Debenture Interest or Allowed Class 6 Interest.

                  B. DEFINITIONS. As used in this subsection 9.25, the following terms have the following meanings:

                           "AGENT INDEMNIFICATION AMOUNT" means, as of any date, the aggregate cumulative amount for which Agents and/or Collateral Agent have requested compensation, reimbursement or indemnification from Lenders under the Loan Documents.

                           "ALLOWED CLASS 6 CLAIMS" has the meaning assigned to that term in the Approved Plan of Reorganization.

                           "ALLOWED CLASS 6 CLOSING DATE" means the date on which the Bankruptcy Court shall have entered the Allowed Class 6 Disbursing Agent Authorization Order.

                           "ALLOWED CLASS 6 DISBURSING AGENT" means U.S. Bank National Association, in its capacity as disbursing agent for the holders of the Allowed Class 6 Claims under the Approved Plan of Reorganization, the Confirmation Order, the Allowed Class 6 Disbursing Agent Authorization Order and the agency agreement relating thereto to be entered into on or after the Closing Date.

                           "ALLOWED CLASS 6 DISBURSING AGENT AUTHORIZATION ORDER" means an order or orders of the Bankruptcy Court authorizing U.S. Bank National Association to enter into this Agreement as a Lender and to serve as the Allowed Class 6 Disbursing Agent with respect to Loans allocable to the Allowed Class 6 Disbursing Agent as described in the first sentence of subsection 9.25A(i) above.

                           "ALLOWED CLASS 6 INTEREST" means, with respect to any Non-Confirming Holder, (i) prior to the Closing Date, an Allowed Class 6 Claim of such Non-Confirming Holder, and (ii) on and after the Closing Date, the interest held by such Non-Confirming Holder in any Loan distributed on the Allowed 6 Closing Date or the Determination Date to the Allowed Class 6 Disbursing Agent.

                           "DEBENTURE DISBURSING AGENT AUTHORIZATION ORDER" means an order or orders of the Bankruptcy Court authorizing Wells Fargo Bank, N.A. to enter into this Agreement as a Lender and to serve as the Debenture Disbursing Agent with respect to Loans allocable to the Debenture Disbursing Agent as described in the first sentence of subsection 9.25A(i) above.

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

                           "DEBENTURE DISBURSING AGENT" means Wells Fargo Bank, N.A., in its capacity as disbursing agent for the holders of the 9.25% Debentures under the Approved Plan of Reorganization, the Confirmation Order, the Debenture Disbursing Agent Authorization Order and the disbursing agreement relating thereto to be entered into on or after the Closing Date.

                           "DEBENTURE INTEREST" means, with respect to any Non-Confirming Holder, (i) prior to the Debenture Closing Date, the claim in respect of the 9.25% Debentures held by such Non-Confirming Holder, and (ii) on and after the Debenture Closing Date, the interest held by such Non-Confirming Holder in any Loan distributed on the Debenture Closing Date or the Determination Date to the Debenture Disbursing Agent; provided, however, that any Debenture Interest shall cease to be a Debenture Interest at such time that the Non-Confirming Holder with respect thereto shall become a Lender in accordance with subsection 9.25.

                           "DETERMINATION DATE" has the meaning assigned to that term in the Approved Plan of Reorganization.

                           "DISBURSING AGENT" means either Debenture Holder Disbursing Agent or Allowed Class 6 Disbursing Agent, and "DISBURSING AGENTS" means each of them.

                           "INDEMNITY SHORTFALL" means, at any date, with respect to any Disbursing Agent, the excess, if any, of (i) the lesser of (x) such Disbursing Agent's applicable Pro Rata Share of the Agent Indemnification Amount (calculated as if no Lender had funded its Pro Rata Share of such amount) and (y) the principal amount of the Loan(s) of such Disbursing Agent, over (ii) the aggregate of all amounts paid (whether through direct payment or through deduction by Administrative Agent as described in subsection 9.25A(vi)) by such Disbursing Agent, in respect of the Loan of such Disbursing Agent, on account of amounts for which Agents and/or Collateral Agent have requested compensation, reimbursement or indemnification from Lenders under the Loan Documents.

                           "LENDER ACKNOWLEDGMENT" means an acknowledgement and counterpart to this Agreement and to the Intercreditor Agreement in substantially the form of Exhibit XI annexed hereto.

                           "NON-CONFIRMING HOLDER" means, on any date of determination, a Person that holds on such date a Debenture Interest or an Allowed Class 6 Interest in Loans initially allocable in accordance with subsection 9.25A(i) to the Debenture Disbursing Agent or the Allowed Class 6 Disbursing Agent, respectively.

                           "DEBENTURE CLOSING DATE" means the date on which the Bankruptcy Court shall have entered the Debenture Disbursing Agent Authorization Order.

                           "SETTLEMENT DISTRIBUTION" has the meaning assigned to that term in the Approved Plan of Reorganization.

                  C. EXECUTION AND DELIVERY; AUTHORITY. The Debenture Holder Disbursing Agent is executing and delivering this Agreement and the Intercreditor Agreement as the agent for the Non-Confirming Holders on account of the 9.25% Debentures under the Approved Plan of Reorganization, the Confirmation Order and pursuant the Authorization Order. The Allowed Class 6 Disbursing Agent is executing and delivering this Agreement and the Intercreditor Agreement as the agent for the Non-Confirming Holders holding Loans originally representing Allowed Class 6 Claims under the Approved Plan of Reorganization and the Confirmation Order.

                  D. OTHER PROVISIONS UNAFFECTED. Except as expressly set forth in this subsection 9.25, the terms, provisions and conditions of this Agreement and the other Loan Documents applicable to Lenders and the Loans are applicable to the Disbursing Agents and their respective Loans.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 BORROWERS:

                                 COVANTA POWER INTERNATIONAL
                                 HOLDINGS, INC., as Borrower

                                 By: __________________________________
                                     Name:  Ashish Sarkar
                                     Title: Authorized Officer

                                 Notice Address for Borrower:
                                       c/o Covanta Energy Corporation
                                       40 Lane Road
                                       Fairfield, NJ 07007
                                       Attn:  Timothy J. Simpson

                                 COVANTA POWER DEVELOPMENT, INC.
                                 COVANTA POWER DEVELOPMENT OF
                                 BOLIVIA, INC.
                                 COVANTA WASTE TO ENERGY OF ITALY, INC.
                                 OPI QUEZON, INC., as Borrowers

                                 By: __________________________________
                                     Name:  Anthony Orlando
                                     Title: Authorized Officer

                                 Notice Address for Borrowers:
                                       c/o Covanta Energy Corporation
                                       40 Lane Road
                                       Fairfield, NJ 07007
                                       Attn: Timothy J. Simpson

                                 AGENTS AND LENDERS:

                                 BANK OF AMERICA, N.A.,
                                 as Administrative Agent

                                 By:___________________________________
                                    Name: Henry Y. Yu
                                    Title:  Managing Director

                                 Notice Address:
                                    Bank of America, N.A., as Administrative
                                    Agent
                                    555 So. Flower Street, 17th Floor
                                    CA9-706-17-54
                                    Los Angeles, California 90071
                                    Attention:  David Price, Vice President
                                    Voice: (213) 345-1300
                                    Fax: (415) 503-5011
                                    email: david.price@bankofamerica.com

                                    For all operational issues for Loans:

                                    Bank of America, N.A., as Administrative
                                    Agent
                                    901 Main St., 14th Floor
                                    MC: TX1-492-14-11
                                    Dallas, Texas 75202
                                    Phone: 214-209-0987
                                    Fax: 214-290-8370
                                    Attention: Richard A. Piland
                                    E-mail:
                                    richard.a.piland@bankofamerica.com

                                 BANK OF AMERICA, N.A.,
                                 as Co-Arranger and as a Lender

                                 By:_______________________________
                                    Name:  Henry Y. Yu
                                    Title:  Managing Director

                                 Notice Address:
                                    Bank of America, N.A.
                                    555 California Street
                                    San Francisco, CA 94104-1503
                                    Phone: 415-622-4438
                                    Fax: 415-622-0234
                                    Attention: Henry Yu
                                    Email: henry.yu@bankofamerica.com

                                 DEUTSCHE BANK SECURITIES, INC.,
                                 as Documentation Agent and Co-Arranger

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                    Notice Address:
                                    Attention:
                                    Deutsche Bank Securities, Inc.
                                    60 Wall Street
                                    New York, NY 10005

                                 BANC OF AMERICA SECURITIES LLC, as
                                 Agent for BANK OF AMERICA, N.A., as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 BANK OF TOKYO MITSUBISHI (CANADA),
                                 as a Lender

                                 By:_______________________________
                                    Name: Angelo Bisutti
                                    Title: Senior Vice President

                                 BAYERISCHE HYPO-UND VEREINSBANK AG,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                 BEAR STEARNS & CO. INC.,
                                 as a Lender

                                 By:______________________________
                                    Name:
                                    Title:

                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                 as a Lender

                                 By:______________________________
                                    Name:
                                    Title:

                                 CREDIT SUISSE FIRST BOSTON,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 DEUTSCHE BANK AG, NEW YORK BRANCH,
                                 as a Lender

                                 By:_______________________________
                                    Name: Keith Braun
                                    Title: Director

                                 By:_______________________________
                                    Name: Patrick Dowling
                                    Title: Vice President

                                 HSBC BANK USA,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 IIB BANK LIMITED,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                 JPMORGAN CHASE BANK
                                 (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), as a Lender

                                 By:_______________________________
                                    Name: Michael Lancia
                                    Title: Vice President

                                 KBC BANK NV, NEW YORK BRANCH,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                 Notice Address:
                                    Attention:  Rose Pagan
                                    KBC Bank NV, New York Branch
                                    125 West 55th Street
                                    New York, NY 10019
                                    Telephone No.:  (212) 541-0657
                                    Fax No.:  (212) 956-5581

                                 LANDESBANK HESSEN-THURINGEN
                                 GIROZENTRALE,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                 Notice Address:
                                 420 Fifth Avenue
                                 New York, New York 10018
                                 Attention: Structured Finance
                                 Telephone: 212-703-5303
                                 Telecopier: 212-703-5262

                                 MERRILL LYNCH, PIERCE, FENNER &
                                 SMITH, INCORPORATED,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 MINTO APARTMENTS LIMITED,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 QUANTUM PARTNERS LDC
                                 C/O SOROS FUND MANAGEMENT LLC,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 SPECIAL SITUATIONS INVESTING GROUP,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 SUNTRUST BANK,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 TD SECURITIES (USA) INC.,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 THE BANK OF NEW YORK,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 THE TORONTO-DOMINION BANK,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 THE TORONTO-DOMINION BANK,
                                 as a Lender(1)

                                 By:_______________________________
                                    Name:
                                    Title:

-------------
(1) With respect to the interest acquired from Sun Life Assurance Company of Canada (formerly known as Clarica Life Insurance Company) and HSBC Bank Canada on October 28, 2003 by assignment.

                                 UBS LOAN FINANCE LLC,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                 U.S. BANK NATIONAL ASSOCIATION
                                 (FORMERLY KNOWN AS FIRSTAR BANK, N.A.),
                                 as a Lender

                                 By:_______________________________
                                    Name: Alan R. Milster
                                    Title: Vice President

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 as a Lender

                                 By:_______________________________
                                    Name: Joel Thomas
                                    Title: Director

                                 WESTLB AG (FORMERLY KNOWN AS WESTDEUTSCHE
                                 LANDESBANK GIROZENTRALE), NEW YORK BRANCH, as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title:

                                 2005646 ONTARIO INC.,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 4212657 CANADA INC., SUCCESSOR TO DRESDNER
                                 BANK CANADA,
                                 as a Lender

                                 By:_______________________________
                                    Name:
                                    Title:

                                 By:_______________________________
                                    Name:
                                    Title: